                                                                  EXHIBIT (c)(2)

================================================================================


                              U.S. CAN CORPORATION

                   SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS
                              DISCUSSION MATERIALS

================================================================================

LAZARD                                                              JUNE 1, 2000

U.S. CAN CORPORATION                                          Table of Contents
--------------------------------------------------------------------------------


                                                                      PAGE
                                                                      ----
I.      EXECUTIVE SUMMARY.............................................  1
        Overview......................................................  1
        Summary of Final Proposal.....................................  4
        Financial Review..............................................  6

II.     MARKET PERSPECTIVES...........................................  7
        Trading Statistics............................................  7
        Analyst Perspectives.......................................... 11

III.    SITUATION ANALYSIS............................................ 13
        Comparison of Proposals and Results........................... 13
        Market Conditions............................................. 15
        Transaction................................................... 17

IV.     VALUATION..................................................... 18
        Projections................................................... 18
        Summary Balance Sheet......................................... 22
        Summary Valuation............................................. 23
        Analysis at Various Prices.................................... 24
        Selected Packaging Transactions .............................. 26
        Industrial Buyout Premia...................................... 30
        Summary Discounted Cash Flow Analysis......................... 31
        Summary LBO Analysis - Purchaser Perspective.................. 32

APPENDIX
A.      EQUITY COMPARABLES............................................ 34
B.      SELECTED INDUSTRIAL TRANSACTIONS.............................. 41
C.      SELECTED LBO TRANSACTIONS..................................... 43
D.      WEIGHTED AVERAGE COST OF CAPITAL ANALYSIS..................... 46
E.      LBO SUMMARY ASSUMPTIONS....................................... 47

U.S. CAN CORPORATION                                       I. Executive Summary
--------------------------------------------------------------------------------

OVERVIEW

o On March 22, 2000, a group led by Paul W. Jones, Chairman and Chief Executive Officer of the U.S. Can Corporation ("U.S. Can" or the "Company") and Berkshire Partners, a private equity firm, made a proposal to the Company's board of directors calling for a recapitalization of the Company in which public shareholders of the Company would receive $21.00 in cash per outstanding share of common stock ("Original Proposal")

         - A public announcement was made on 3/22; the stock advanced 33.2% from $14.88 to $19.81

o The Board of Directors of U.S. Can appointed a special committee of independent directors (the "Special Committee") to evaluate the offer

o The Special Committee engaged Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden") as its legal advisor and Lazard Freres & Co. LLC ("Lazard") as investment banker to the Special Committee

o Lazard conducted a financial review in connection with the situation (see "Financial Review") and performed preliminary valuation analyses of the Company, including:


         -        Review of historical stock price and trading history of U.S.
                  Can

         - Comparative study of multiples at which selected public comparable companies trade

         - Comparative study of multiples and premia/discounts paid in precedent acquisitions of packaging companies

         - Comparative study of premia/discounts paid in selected transactions

         - Discounted cash flow analysis and the relevant weighted average cost of capital and exit multiples

         -        Leveraged buyout analysis

U.S. CAN CORPORATION                                       I. EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

OVERVIEW(CONT'D)

o In addition, at the request of the Special Committee to determine the extent and level of any interest in U.S. Can, Lazard contacted 20 potential strategic buyers and 16 potential financial buyers.



                         CONTACTED
------------------------------------------------------------------
  POTENTIAL STRATEGIC BUYERS         POTENTIAL FINANCIAL BUYERS       RECEIVED PUBLIC INFORMATION          SIGNED CONFIDENTIALITY
             (20)                               (16)                              BOOK                           AGREEMENT
--------------------------------    ------------------------------    -----------------------------     -------------------------
                                                                      STRATEGIC (3)

Alusuisse/Alcan                     Bain                              Ball                              Silgan
Amcor                               Blackstone Group                  Impress
American National Can               Carlyle Group                     Silgan
Ball Corp.                          Chase Capital Partners
BWAY                                Citigroup Venture                 FINANCIAL (7)
CCL Industries                      Code, Hennessy
Consolidated Container              Cypress Group                     Blackstone Group
  (Vestar Cap. Partners)            DLJ Merchant Banking              Carlyle Group
Daiwa Can                             Partners                        Cypress Group
Graham Packaging                    Doughty Hanson                    DLJ Merchant Banking
  (Blackstone Group)                Fremont Partners                    Partners
Greif                               JLL                               Doughty Hanson
Impress Metal Group                 KKR                               Texas Pacific
Ivex Packaging                      Madison Dearborn                  Vestar Capital Partners
Nampak Limited                      Texas Pacific
Pechiney                            Thomas H. Lee
Rexam/PLM                           Vestar Capital Partners
Schmalbach Lubeca
Showa Aluminum
Silgan
Southcorp Limited
Toyo Seikan Kaisha

U.S. CAN CORPORATION                                       I. EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

OVERVIEW(CONT'D)

o On April 25, 2000, Lazard met with the Special Committee to present a status report on discussions with potential buyers and a preliminary set of valuation materials

         - Only one potential buyer, Silgan Holdings Inc. ("Silgan"), signed a confidentiality agreement and indicated it would submit a bid

o On May 1, Silgan submitted a $21 a share preliminary indication of interest

o On May 4-5, Silgan visited the data room and on May 10, Silgan received supplemental material at its request

         - The data room contained a new set of financials reporting lower first quarter actual results and lower projected second quarter numbers than earlier projections provided by management

o On May 11, Silgan cancelled a management presentation stating that its $21 indication was no longer valid for the following reasons:

         - The Company missing its first quarter projections (as per the offering memorandum) and revised downward its second quarter projections

         -        Less steel purchasing synergies than Silgan had anticipated

         -        Higher cost of debt than Silgan had anticipated

o On May 18, 2000, Silgan indicated it was no longer interested in proceeding

o On May 23, 2000, the Special Committee received a formal bid from the Buyer Group for $20 a share ("Final Proposal")

         - The Buyer Group increased its equity commitment from $150MM to $170MM

U.S. CAN CORPORATION                                       I. Executive Summary
--------------------------------------------------------------------------------

SUMMARY OF FINAL PROPOSAL

o The following summary describes the most recent information available regarding the Final Proposal; an update, as appropriate, will be provided to the Special Committee

o The Final Proposal is for up to 100% of the outstanding shares of common stock of U.S. Can

         - Management shares representing approximately 3% of shares outstanding would be rolled over

o Purchaser will pay and cash out all vested and unvested options outstanding

o Conditions to closing the proposed offer as of the draft dated 5/23/00 include the following:

         -        Approval by Company stockholders

         -        Receipt of solvency opinion

         -        Receipt of fairness opinion

         - Any waiting period shall have expired, or approval shall have been obtained, pursuant to any applicable U.S., EU or other foreign antitrust or competition laws

         -        No injunctions

         -        Representations and warranties true and correct

         - Company will have received debt financing proceeds described in the Debt Commitment Letters

         -        Resignation letter from each director of the Company

         -        No material adverse changes in business since 12/31/99

         -        No material adverse changes in loan syndication market

         - Bond tender premium not to exceed $19.5 million, or 8.24% premium

         -        LTM EBITDA to exceed $105 million

         - Lack of any additional adverse conditions discovered through due diligence

U.S. CAN CORPORATION                                       I. Executive Summary
--------------------------------------------------------------------------------

SUMMARY OF FINAL PROPOSAL (CONT'D)


o No condition requiring consent of subordinated debenture holders or public debt holders

o Shareholders are eligible to receive $20 cash per share as soon as the Certificate of Merger is filed with Secretary of State of Delaware

o "No shop" clause, subject to certain limitations including fiduciary duty

o Termination fee equal to $6 million(1), which is 2.2% of equity value and 1.0% of transaction value(2)

----------
(1) Based on recent discussions and represents a change from draft dated 5/23/2000.

(2) Based on $277.8 million to purchase capital stock from Annex 1 of 5/23/00 Senior Subordinated Facility Commitment Letter and $349.9 million net debt as of 4/2/00.

U.S. CAN CORPORATION                                       I. Executive Summary
--------------------------------------------------------------------------------

FINANCIAL REVIEW

o In connection with our consideration of each of the proposals, we conducted a financial review of the Company

o        We participated in discussions with U.S. Can's senior management

o We discussed the Original Proposal, including the associated financing, with representatives from Berkshire, Salomon Smith Barney and Bank of America

o        We reviewed and analyzed publicly available financial information

o We reviewed and analyzed confidential information provided by management to Lazard including:

         -        Customer and supplier contracts

         - Management estimated results for the fiscal years 2000-2004 as well as results for 1999 pro forma for the approximately $90 million total value May Verpackungen GmbH & Co., KG ("May") acquisition

         - Berkshire, Salomon Smith Barney and Bank of America transaction assumptions for the Original and Final Proposals

o        We reviewed other public information

         -        Wall Street research reports

         -        Certain agreements to which the Company is a party

U.S. CAN CORPORATION                                    II. MARKET PERSPECTIVES
--------------------------------------------------------------------------------

VOLUME TRADED AT VARIOUS SHARE PRICES

LAST 90 DAYS PRIOR TO MARCH OFFER

Traded volume over period represents 16.1% of total shares outstanding

Weighted Average Price Per Share
--------------------------------
  30 Days        $13.37
  60 Days         13.90
  90 Days         14.96


                                                         SHARES TRADED

               700,000        600,000        500,000        400,000        300,000        200,000        100,000       0
$12-$13                                                                     14.5%
$13-$14                          26.5%
$14-$15                                                                     14.2%
$15-$16                                                        18.7%
$16-$17                                                                                       7.2%
$17-$18                                                                                       6.2%
$18-$19                                                                                       5.6%
$19-$20                                                                                       7.1%
$20-$21
$21-$22
$22-$23
$23-$24
$24-$25
$25-$26

LAST TWELVE MONTHS PRIOR TO MARCH OFFER

Traded volume over period represents 61.0% of total shares outstanding

Weighted Average Price Per Share
--------------------------------
 180 Days        $16.79
 270 Days         19.51
 360 Days         18.96


                                                         SHARES TRADED

               1,200,000        1,000,000        800,000        600,000        400,000        200,000        0
$12-$13                                                                                 3.8%
$13-$14                                                   7.9%
$14-$15                                                                   5.8%
$15-$16                                                                   6.2%
$16-$17                                                           7.0%
$17-$18                                   10.5%
$18-$19                                           9.9%
$19-$20                                           9.7%
$20-$21                                                                                 3.5%
$21-$22                                                                                 3.3%
$22-$23             12.6%
$23-$24             12.7%
$24-$25                                                                   5.3%
$25-$26                                                                                           1.7%


N.B. The weighted average price of the 15MM shares traded prior to the original March offer (1/1/98-3/21/00) was $17.82.

----------

Note: Based on 13.4 million primary shares outstanding. Volume is shown through March 21, 2000 the last full trading day before announcement of the transaction.

U.S. CAN CORPORATION                                    II. Market Perspectives
--------------------------------------------------------------------------------

VOLUME TRADED AT VARIOUS SHARE PRICES

SINCE MARCH 22, 2000

Traded volume over period represents 18.6% of total shares outstanding


Weighted Average Price Per Share
--------------------------------
Since March 22, 2000     $19.00



                                                               SHARES TRADED

               1,400,000      1,200,000      1,000,000      800,000        600,000        400,000        200,000          0
$12-$13
$13-$14
$14-$15
$15-$16
$16-$17                                                                                                           6.0%
$17-$18                                                                                   16.7%
$18-$19                                                                                   18.8%
$19-$20                       50.0%
$20-$21                                                                                                    8.5%
$21-$22
$22-$23
$23-$24
$24-$25
$25-$26

----------

Note: Based on 13.4 million primary shares outstanding. Volume is shown through May 31, 2000.

U.S CAN CORPORATION                                      II. Market Perspectives
--------------------------------------------------------------------------------

STOCK PRICE PERFORMANCE OVER LAST 5 YEARS


-------------------------------------------------------------------------------------------------------------------------PERIOD HIGH
                                                                                                                            $25.63
                                                                                                                          (8/12/99)


                    5/18/95             11/18/95                 5/20/96                  11/20/96                         5/23/97





                    11/23/97                 5/26/98                  11/26/98                 5/29/99    11/29/99     5/31/00
$10


$12










$14
      8/1/96                                                                                                            3/21/00
      Announces purchase                                                                                                Management
      of certain European                                                                                               led LBO
      aerosol can                                                                                                       announced
      businesses from
      Crown, Cork & Seal

      7/21/95
      2Q 29% decrease in
      earnings from 2Q '94

$16                                2/20/97                   7/10/98                11/9/98                 12/22/99
                                   4Q record net sales       Announces corporate    Announces the sale      Announces
                                   of $223.1 million, a      reorganization into    of its Metal            acquisition of May
                                   45% increase from 4Q      individual business    Services business to    Verpackungen
                                   '95                       units                  BMAT, a subsidiary
                                                                                    of BWAY Corp.           4/27/00
                                                                                                            Announces 1Q '00
$18                                2/24/98                   3/6/98                                         results. EBIT
                                   Announce 4Q results.      Names Paul W. Jones                            decline of 12.7%
                                   Net sales of $160.4       as President and CEO                           from 1Q '99
                                   million with a 15%        effective April 1,
                                   decrease from 4Q          1998
                                   1996.

$20










$22





$24
















$26


Period low
$11.63
(10/30/95)

U.S. CAN CORPORATION                                    II. Market Perspectives
--------------------------------------------------------------------------------

FIVE YEAR RELATIVE STOCK PRICE PERFORMANCE TO MARCH 21

                          FIVE YEAR PRICE INDEX GRAPH

                                    [GRAPH}

* Index is a non-weighted average of American National Can, Ball, BWAY, Crown Cork & Seal, Owens-Illinois and Silgan.



               FIVE YEAR TOTAL RETURN AND CAGR ANALYSIS


                                                                          TOTAL % RETURN

                                        200%           150.0         100.0           50.0      0.0            -50.0          -100.0
S&P 400                                25.4%
Owens-Illinois(1)                                                                    8.0%
Ball Corp.                                                                                          - 1.2%
BWAY                                                                                                - 3.9%
U.S. Can                                                                                            - 4.1%
American Nat'l Can(1)                                                                               -54.6%
Silgan(1)                                                                                                     -12.7%
Crown Cork & Seal                                                                                             -10.8%


Note: Percentages on bar charts represent compound annual growth rates.


----------
(1) American National Can, BWAY and Silgan total returns and compound annual growth rates are based on the closing prices from their first days of trading on 7/29/99, 6/21/95 and 2/14/97, respectively, through 3/21/00.

ANALYST PERSPECTIVES


                                                                                               Price
                                                                                       ----------------------
                                                Fiscal Year EPS           LT EPS                   Prior 12-
                                               ------------------         Growth         At        Mo. Price
  Analyst            Date           Rating     2000         2001           Rate        Report      Target
  -------         ----------        ------     -----        -----         ------       ------      ----------
Goldman,          05/01/2000          Buy      $2.10        $2.38          20.0%       $18.38              NA
Sachs


Deutsche          04/27/2000       Strong      2.10         2.45           12.0%       $18.50      $    20.00
Banc Alex.                            Buy                                                           (2/24/00)
Brown


                           Selected Analyst Comments
--------------------------------------------------------------------------------
"We have reduced our 2000 EPS estimate slightly by $0.02 to reflect management's belief that YOY comparisons in 2Q will be relatively flat. Aside from distractions from the lithography press installation, we are encouraged by current business indications. The May acquisition in late 1999 proceeds smoothly, being neutral to 1Q '00 EPS, ahead of management expectations of a slight drag. It is increasingly apparent that increased sales and marketing effort remains a key priority at USC and the improvements in the custom & specialty business exemplifies the renewed energy and focus. These initiatives, along with the ramp-up of the faster six-color lithography presses, should strengthen USC's operational capabilities and improve top-line performance." - 05/01/2000

"U.S. Can reported EPS in line with the Company's previous guidance of $0.41 for 1Q 2000. The Company expects that the May acquisition and lithography strategy will favorably impact earnings going forward." - 4/27/2000

"We believe this announcement may start a process by which other bidders could emerge based on the fact that the company has not retained a financial advisor for the transaction at this time and does not yet have a negotiated merger agreement. We feel that the offer made by management and Berkshire is more of a response to valuations that are currently as low as they have ever been, however, that being said, if another buyer does not come to the forefront, in our view, the board will likely have to support management and the current proposal. If other bidders do emerge, we believe that the company could fetch $27-$28/share, which would represent an approximate 5.5x our estimated 2000 firm value/EBITDA." - 3/22/2000


Note: Twelve month price targets for Deutsche Banc Alex. Brown, and CS First Boston are from 2/24/2000 and 2/11/2000 reports, respectively.

U.S. CAN CORPORATION                                     II. MARKET PERSPECTIVES
--------------------------------------------------------------------------------

ANALYST PERSPECTIVES (CON'T)



                                                                                                        Price
                                                                                               -------------------------
                                                         Fiscal  Year EPS             LT EPS                   Prior 12-
                                                        -------------------           Growth        At         Mo. Price
Analyst                Date             Rating          2000           2001            Rate       Report         Target
-------                ----             ------          ----           ----           ------      ------      -----------
CS First            03/23/2000          Buy             2.10             --            16.0%     $ 19.81      $    30.00
Boston                  &                                                                                       (2/11/00)
                    3/24/2000


Bear,               03/22/2000          Neutral         2.10           2.55            10.0%     $ 19.75           NA
Stearns



Average Set of FY Estimates      $2.10   $2.46    12.7%
IBES FY Estimates                 2.10    2.46     7.8%
                                  ----    ----     ---
Management's Projections          2.10    2.45
                                  ----    ----


                           Selected Analyst Comments
--------------------------------------------------------------------------------

"This could be the first of several LBO's or in-market takeovers of packaging companies, as management's finally take advantage of low stock prices. Our valuation work leads us to look for LBO bids around 6.0x EBITDA for most packaging companies." - 3/24/2000

"U.S. Can has received a proposal from its management along with Berkshire Partners which would in effect take the company private at a value of $21 per share. U.S. Can now becomes something for the arbitrage community to ponder and as such we are removing our Attractive investment rating and moving to the more nebulous Neutral rating." - 3/22/2000



Note: Twelve month price targets for Deutsche Banc Alex. Brown and CS First Boston are from 2/24/2000 and 2/11/2000 reports, respectively.

U.S. CAN CORPORATION                                     III. SITUATION ANALYSIS
--------------------------------------------------------------------------------

COMPARISON OF PROPOSALS
($ IN MILLIONS, EXCEPT PER SHARE)




                       ORIGINAL  CURRENT     % CHANGE
                       --------  -------     --------
Share Price            $ 21.00   $ 20.00      (4.8%)

Equity Value             293.3     278.1      (5.2%)
Total Value            $ 643.2   $ 628.0      (2.4%)

                  MULTIPLES
-----------------------------------------------------
Revenue
          2001E           0.73x     0.71x
          2000E           0.74      0.73
LTM as of 4/2/00          0.76      0.74
EBITDA
          2001E            5.0x      4.8x
          2000E            5.3       5.1
LTM as of 4/2/00           5.9       5.7
EBITDA-CapEx
          2001E            7.2x      7.1x
          2000E            7.9       7.7
LTM as of 4/2/00           9.4       9.2
EBIT
          2001E            7.3x      7.1x
          2000E            7.7       7.5
LTM as of 4/2/00           8.6       8.4
Net Income
          2001E            8.6x      8.2x
          2000E           10.0       9.5
LTM as of 4/2/00          12.2      11.6


Note: Based on 13.4MM primary shares outstanding, 0.1MM restricted shares outstanding and option table provided by management, and $349.9MM net debt as of 4/2/00.

U.S. CAN CORPORATION                                     III. Situation Analysis
--------------------------------------------------------------------------------

PACKAGING INDUSTRY COMPARISON OF RESULTS FOR THE QUARTER ENDED MARCH 2000 ($ IN MILLIONS, EXCEPT PER SHARE)


                                      EBITDA                                      E.P.S.
                            --------------------------  ---------------------------------------------------------
                                                                                 IBES
                                                                                Median
                            Quarter  Quarter             Quarter  Quarter    Estimate at
                             Ended    Ended               Ended    Ended      03/31/2000    % Change
                             March    March               March    March     for Q Ended   vs. Prior     % Change
                              1999    2000    % Change    1999     2000       March 2000    Year's Q     vs. IBES
                            -------  ------   --------  --------  ------    -------------  ---------     --------
USC PF for May              $ 29.7   $ 26.5      -10.6%  $ 0.47   $ 0.41        $ 0.42       -12.7%        -1.5%

USC as Reported               25.5     26.5        4.1%    0.41     0.41          0.42         0.0%        -1.5%

Am. Ntl. Can                  63.6     68.0        6.9%    0.24     0.20          0.17       -15.3%        17.6%

CCK                          285.0    262.0       -8.1%    0.20     0.17          0.16       -16.4%         6.0%

BWAY                          13.6     12.2      -10.0%    0.35     0.18          0.20       -48.6%       -10.0%

Ball                          94.3     99.5        5.5%    0.47     0.61          0.57        31.5%         7.9%

Owens-Illinois               324.0    306.4       -5.4%    0.41     0.36          0.36       -11.0%         0.6%

Silgan(1)                     51.5     51.8        0.7%    0.30     0.29          0.30        -2.3%        -2.2%

Note:

(1) The first quarter of 2000 includes $0.7m of start-up costs relating to a neutral, independent e-commerce joint venture, Packtion, with Morgan Stanley Dean Witter Private Equity and Diamond Technology Partners. Excluding these costs, EPS would have been $0.31.

U.S. CAN CORPORATION                                     III. SITUATION ANALYSIS
--------------------------------------------------------------------------------

HIGH YIELD FINANCING CONDITIONS
($ IN MILLIONS)



                          03/21/2000                         05/22/2000                                   05/31/2000
                     --------------------   --------------------------------------------   -----------------------------------------
                                                                 Absolute         %                           Absolute        %
                     Price        Spread    Price      Spread    Change        Change      Price    Spread     Change      Change
                       (%)         (bps)     (%)        (bps)  vs. 3/21/00   vs. 3/21/00    (%)      (bps)  vs. 3/21/00  vs. 3/21/00
                     ------       ------    -----      ------  -----------   -----------   -----    ------  -----------  -----------
DEBT MARKETS
6-Month LIBOR          6.41         --       7.03         --       0.63         9.8%       7.11        --       0.70         10.9%
10-Year Treasury       6.14         --       6.42         --       0.28         4.6%       6.27        --       0.13          2.2%

BOND YIELDS
B2/B(1)               10.41       4.27      11.43       5.01       1.02         9.8%      11.78      5.51       1.37         13.2%


HIGH YIELD FUND FLOWS/ISSUANCES(2)
($MILLIONS)


Prior 4 Weeks:                     03/21/2000                            05/22/2000                            05/31/2000(4)
                                -----------------       ----------------------------------------------     ----------------------
        -Inflows/(Outflows)     $ (344.0)       -       $ (227.0)       -       $   117.0          NM      NA   -       NA      -
        -Issuances              $5,432.0        -       $1,799.0        -       $(3,633.0)      (66.9)%    NA   -       NA      -

Annualized Default Rates(3)         3.30%       -           4.36%       -               -        32.1%     NA   -       NA      -


Notes:

(1)      Source: Bloomberg
(2)      Source: Deutsche Bank Global Markets Research April 7, 20 and May 19,
         2000.
(3)      3/21/2000 annualized default rates are as of April 17, 2000.
(4)      Most recent data is unavailable.

U.S. CAN CORPORATION                                     III. SITUATION ANALYSIS
--------------------------------------------------------------------------------

EQUITY MARKET STATISTICS
($ IN MILLIONS, EXCEPT PER SHARE)


                                                                    05/22/2000                            05/31/2000
                                                            ------------------------               -------------------------
                                            Price             Absolute        %         Price        Absolute        %
                                  -----------------------     Change       Change     ----------      Change      Change
                                  03/21/2000   05/22/2000   vs. 3/21/00  vs. 3/21/00  05/31/2000   vs. 3/21/00  vs. 3/21/00
                                  ----------   ----------   -----------  -----------  ----------   -----------  ------------
EQUITY MARKETS

Dow Jones 30 Industrial Average   $ 10,907.3   $ 10,542.6   $   (364.8)     (3.3%)    $ 10,522.3   $   (385.0)      (3.5%)
Nasdaq Composite                     4,711.7      3,364.2     (1,347.5)    (28.6%)       3,400.9    (1,310.78)     (27.8%)
Russell 2000                           552.8        471.7        (81.1)    (14.7%)         476.2       (76.61)     (13.9%)
S&P Industrials                      1,880.8      1,724.5       (156.3)     (8.3%)       1,746.7      (134.03)      (7.1%)

COMPARABLE COMPANIES

Ball Corp                         $    31.94   $    31.63   $    (0.31)     (1.0%)    $    29.69   $    (2.25)      (7.0%)
BWAY Corp                               7.88         6.63        (1.25)    (15.9%)          7.19        (0.69)      (8.7%)
Crown, Cork & Seal                     16.88        17.75         0.88       5.2%          17.13         0.25        1.5%
Owens-Illinois                         18.88        12.56        (6.31)    (33.4%)         11.25        (7.63)     (40.4%)
Silgan Holdings                        12.19        10.50        (1.69)    (13.8%)          9.38        (2.81)     (23.1%)

                                                                         05/22/2000                             05/31/2000

                                                            Mean           (11.8%)                                 (15.6%)
                                                            Median         (13.8%)                                  (8.7%)

U.S. CAN CORPORATION                                     III. SITUATION ANALYSIS
--------------------------------------------------------------------------------

U.S. CAN TRANSACTION
($ IN MILLIONS, EXCEPT PER SHARE)

                                                                           3/22/2000                   5/22/2000          % Change
                                                                   ------------------------    ------------------------   --------
PF LTM EBITDA (1)                                                  $114.0                      $109.4                      (4.0)%

Pro Forma Capital Structure (2):                                                      % of                        % of
                                                                   Amount    Rates    Total    Amount     Rates   Total
                                                                   ------    ------  ------    ------     -----  ------
Available Cash                                                                                 $ 10.0              1.5%
Assumed Debt                                                                                     31.5      5.9%    4.7%
Senior Debt (and Revolver)                                         $342.3     9.4%    49.4%     318.2     10.1%   47.0%    (7.0)%
Subordinated Debt                                                   200.0    13.0%    28.9%     150.0     13.5%   22.2%   (25.0)%
Equity                                                              150.0             21.7%     167.4             24.7%    11.6%
                                                                   ------            -----     ------            -----
                                                                   $692.3            100.0%    $677.1            100.0%    (2.2)%

Pro Forma 2000 Interest Expense (full year)
 Bank Debt (includes revolver)                                     $ 31.1                      $ 32.8                       5.5%
 Subordinated Debt                                                   26.0                        20.3                     (21.9)%
                                                                   ------                      ------                     =====
  Total                                                            $ 57.1                      $ 53.1
                                                                   ======                      ======
PF LTM EBITDA / PF 2000 Interest Expense                             2.0x                        2.1x                       3.2%
Total Debt / PF LTM EBITDA                                           4.8                         4.6
Senior Debt / PF LTM EBITDA                                          3.0                         3.2
Subordinated Debt / PF LTM EBITDA                                    1.8                         1.4

Internal Rate of Return to Equity at 5.5x EBITDA Exit Multiple      20.7%                       21.3%                       2.9%
(Old deal @$21 and new deal @$20)


Notes:

(1) LTM EBITDA for the Original Proposal is from the period ended 12/31/99 and for the Final Proposal is for the period ended 4/2/00. LTM EBITDA has decreased as a result of a decline in the first quarter's results as well as some S-X pro forma adjustments.

(2) Both financing models assume 3% rolled equity from Management, 11% Management options, $359.3 million of total debt as of 12/31/99, 0.1 million restricted shares and detailed options table provided by management.

U.S. CAN CORPORATION                                              IV.  VALUATION
--------------------------------------------------------------------------------


2000 ACTUAL RESULTS AND PROJECTIONS

o    The Company had a disappointing first quarter relative to its expectations

     o Failure to pass on an anticipated steel price increase to customers in North America

     o Problems getting personnel up to speed with a new printing press in one of its facilities

     o    EBIT was 7% lower than expected by management

     o A lower tax rate than expected contributed to the Company achieving the Street's EPS estimates

o The Street appears confident that the Company can hit its $2.10 EPS projection for 2000, with only Goldman, Sachs lowering 2000E EPS from $2.12 to $2.10 with no changes in 2001E EPS

o    General softness caused the Company to revise their 2Q projections

     o EBIT and net income are projected to be 12-13% worse than plan due to a continuation of problems experienced in the first quarter

o Management has affirmed to the Special Committee its ability to meet its original 2000 projections

o Consequently, in order for U.S. Can to meet its operating income projections for the year, EBIT for the second six months must be 10% greater than management's original projections, representing a 33% increase from the prior year

U.S. CAN CORPORATION                                              IV.  VALUATION
--------------------------------------------------------------------------------


ANALYSIS OF 2000 PROJECTIONS

                                                        1Q 2000
                                          ------------------------------------
($MM)                                                   ORIGINAL       BETTER/
                                           ACTUAL       FORECAST       WORSE
                                          --------      --------      --------
Revenue                                   $  207.7      $  207.7          (0.0)%
Cost of Sales(2)                             178.2         176.7          (0.9)%
                                          --------      --------
Gross Profit                                  29.5          31.1          (5.1)%
SG&A                                          11.3          11.5           1.9%
                                          --------      --------
EBIT                                          18.2          19.6          (7.0)%
Other Expense                                  1.1           1.5          27.1%
Interest Expense                               8.0           8.6           6.4%
                                          --------      --------
EBT                                            9.1           9.5          (4.4)%
Income Taxes                                   3.5           4.2          16.9%
                                          --------      --------
Net Income                                     5.6           5.3           5.4%
                                          ========      ========

Diluted Shares                                13.6          13.8
Diluted EPS                               $   0.41      $   0.39           6.8%

MARGINS
Gross Profit                                  14.2%         14.9%
EBIT                                           8.8%          9.4%
Tax Rate                                      38.2%         44.0%
Net Income                                     2.7%          2.6%


                                                        2Q 2000
                                          ------------------------------------
($MM)                                                   ORIGINAL       BETTER/
                                          REVISED       FORECAST       WORSE
                                          --------      --------      --------
Revenue                                   $  217.1      $  223.3          (2.8)%
Cost of Sales(2)                             185.9         188.9           1.6%
                                          --------      --------
Gross Profit                                  31.2          34.4          (9.3)%
SG&A                                          11.0          11.3           2.7%
                                          --------      --------
EBIT                                          20.2          23.1         (12.6)%
Other Expense                                  1.1           1.5          26.7%
Interest Expense                               7.8           8.5           8.2%
                                          --------      --------
EBT                                           11.3          13.1         (13.7)%
Income Taxes                                   4.4           5.3          16.2%
                                          --------      --------
Net Income                                     6.9           7.9         (12.1)%
                                          ========      ========

Diluted Shares                                13.8          13.8
Diluted EPS                               $   0.50      $   0.57         (12.1)%

MARGINS
Gross Profit                                  14.4%         15.4%
EBIT                                           9.3%         10.3%
Tax Rate                                      38.9%         40.1%
Net Income                                     3.2%          3.5%


                                                        2H 2000
                                        --------------------------------------
                                                        ORIGINAL
($MM)                                   REQUIRED(1)     FORECAST       BETTER/
                                           6 MOS.        6 MOS.        WORSE
                                        ----------      --------      --------
Revenue                                   $  439.7      $  433.5           1.4%
Cost of Sales(2)                             367.6         366.3          (0.4)%
                                          --------      --------
Gross Profit                                  72.1          67.2           7.3%
SG&A                                          22.7          22.2          (2.1)%
                                          --------      --------
EBIT                                          49.5          45.0           9.9%
Other Expense                                  3.9           3.0         (29.4)%
Interest Expense                              18.2          17.0          (7.1)%
                                          --------      --------
EBT                                           27.4          25.0           9.5%
Income Taxes                                  10.9           9.3         (16.9)%
                                          --------      --------
Net Income                                    16.5          15.7           5.2%
                                          ========      ========

Diluted Shares                                13.7          13.8
Diluted EPS                               $   1.20      $   1.14           5.9%

MARGINS
Gross Profit                                  16.4%         15.5%
EBIT                                          11.2%         10.4%
Tax Rate                                      39.7%         37.2%
Net Income                                     3.8%          3.6%


                                                           1Q
                                          ------------------------------------
                                                                      1Q 2000
($MM)                                                      PF          BETTER/
                                          1Q 2000       1Q 1999        WORSE
                                          --------      --------      --------
Revenue                                   $  207.7      $  218.7          (5.0)%
Cost of Sales(2)                             178.2         188.5           5.5%
                                          --------      --------
Gross Profit                                  29.5          30.1          (2.3)%
SG&A                                          11.3           9.3         (21.1)%
                                          --------      --------
EBIT                                          18.2          20.8         (12.7)%
Other Expense                                  1.1           1.1           8.0%
Interest Expense                               8.0           9.4          15.2%
                                          --------      --------
EBT                                            9.1          10.3         (10.9)%
Income Taxes                                   3.5           3.4          (3.7)%
                                          --------      --------
Net Income                                     5.6           6.9         (18.1)%
                                          ========      ========

Diluted Shares                                13.6          13.4
Diluted EPS                               $   0.41      $   0.51         (19.4)%

MARGINS
Gross Profit                                  14.2%         13.8%
EBIT                                           8.8%          9.5%
Tax Rate                                      38.2%         32.8%
Net Income                                     2.7%          3.1%



                                                           2Q
                                          ------------------------------------
                                                                      2Q 2000
($MM)                                                      PF          BETTER/
                                          2Q 2000       2Q 1999        WORSE
                                          --------      --------      --------
Revenue                                   $  217.1      $  221.2          (1.9)%
Cost of Sales(2)                             185.9         188.8           1.5%
                                          --------      --------
Gross Profit                                  31.2          32.5          (3.9)%
SG&A                                          11.0          12.0           8.1%
                                          --------      --------
EBIT                                          20.2          20.5          (1.4)%
Other Expense                                  1.1           1.0         (14.5)%
Interest Expense                               7.8           8.8          11.0%
                                          --------      --------
EBT                                           11.3          10.8           5.0%
Income Taxes                                   4.4           4.8           7.5%
                                          --------      --------
Net Income                                     6.9           6.0          14.8%
                                          ========      ========

Diluted Shares                                13.8          13.5
Diluted EPS                               $   0.50      $   0.44          12.3%

MARGINS
Gross Profit                                  14.4%         14.7%
EBIT                                           9.3%          9.3%
Tax Rate                                      38.9%         44.2%
Net Income                                     3.2%          2.7%


                                                          2H
                                        --------------------------------------
                                                                       2H 2000
($MM)                                   REQUIRED(1)       PF           BETTER/
                                           6 MOS.       2H 1999        WORSE
                                        ----------      --------      --------
Revenue                                   $  439.7      $  420.9           4.5%
Cost of Sales(2)                             367.6         361.7          (1.6)%
                                          --------      --------
Gross Profit                                  72.1          59.1          22.0%
SG&A                                          22.7          21.8          (4.0)%
                                          --------      --------
EBIT                                          49.5          37.3          32.5%
Other Expense                                  3.9           2.2         (75.4)%
Interest Expense                              18.2          17.4          (4.5)%
                                          --------      --------
EBT                                           27.4          17.7          54.7%
Income Taxes                                  10.9           6.5         (67.9)%
                                          --------      --------
Net Income                                    16.5          11.2          47.1%
                                          ========      ========

Diluted Shares                                13.7          13.7(3)
Diluted EPS                               $   1.20      $   0.82          47.2%

MARGINS
Gross Profit                                  16.4%         14.0%
EBIT                                          11.2%          8.9%
Tax Rate                                      39.7%         36.6%
Net Income                                     3.8%          2.7%

Notes:

(1)  Required results to achieve original full year projections.

(2) Midpoint of weighted average shares and equivalent shares outstanding from third and fourth quarters of 1999.

(3)  Net income excludes extraordinary loss from early extinguishment of debt.

U.S. CAN CORPORATION                                              IV.  Valuation
--------------------------------------------------------------------------------


2001-2004 PROJECTIONS

o    Moderate annual top-line growth of 1.6-1.8%

     o    Assumes no market share increase/decrease

     o    Appears reasonable compared to its 1996-1999 CAGR of 2.6%

o    Gross margins (excluding D&A) improve from 19.4% in 2000 to 20.3% in 2004

     o Represents a significant improvement from its four year historical high of 18.6% in 1996

o 4% CAGR for both EBIT and EBITDA between 2000-2004 compared to 1.1% and 4.5% CAGRs, respectively, for 1996-1999 actual results*

     o    Essentially flat SG&A expenditures contribute to growth

     o Resulting profit margins of 15.4% and 10.6% for EBITDA and EBIT, respectively, represent premiums to historical 1996-1999 highs* of 14.3% and 9.4%, respectively

o    Capital expenditures expected to remain flat at $40 million

o    Depreciation and amortization increase to capital expenditure levels by
     2004

o Excess cash flow estimated to reduce net borrowings from $295MM at 12/31/00 to $99MM at 12/31/04, resulting in a reduction of net interest expense from $34MM in 2000 to $26MM in 2004

o Cash tax rates increase from 17% in 2000 to 30% thereafter largely due to the loss of alternative minimum tax credits

o EPS grows at 10.4% CAGR from 2000-2004 compared to 8.8% CAGR from 1996-1999*

*Excludes restructuring and discontinued operations

U.S. CAN CORPORATION                                              IV.  Valuation
--------------------------------------------------------------------------------


PROJECTIONS SUMMARY
($ in millions, except per share)


                                                                                Year Ended December 31,
                             ----------------------------------------------------------------------------------------
                                                                    Historical(1)
                             ------------------------------------------------------------------------------------
                              1996A         1997A         1998A(3)        1999A        1999 PF(4)    LTM PF(4)(5)
                             --------      --------       --------       --------      ----------    ------------

Sales                        $  660.6      $  755.7       $  710.2       $  714.1       $  860.8       $  849.8
     % Growth                      --          14.4%          (6.0)%          0.5%            NM             NM

Gross Margins(6)                 18.6%         16.5%          17.2%          18.4%          18.1%          18.2%

EBITDA                           94.5          91.6           89.7           97.5          112.6          109.4
     % Growth                      --          (3.1)%         (2.1)%          8.7%            NM             NM
     % Margin                    14.3%         12.1%          12.6%          13.7%          13.1%          12.9%

EBIT(7)                          58.7          54.9           57.6           67.0           77.2           74.6
     % Growth                      --          (6.5)%          5.0%          16.2%            NM             NM
     % Margin                     8.9%          7.3%           8.1%           9.4%           9.0%           8.8%

EPS                              1.28          0.69           1.04           1.65           1.78           1.72
     % Growth                      --         (46.1)%         50.7%          58.7%            NM             NM

Capital Expenditures             48.6          54.0           22.8           30.5           35.5             NA
     % of Sales                   7.4%          7.1%           3.2%           4.3%           4.1%            NA

Depreciation and
  Amortization                   35.8          36.7           32.1           30.5           35.4           34.8

                                                  Year Ended December 31,
                             ----------------------------------------------------------------
                                                       Projected(2)                                         CAGR
                             ----------------------------------------------------------------      -----------------------
                              2000E         2001E         2002E         2003E         2004E        '96-'99A      PF'99-04E
                             --------      --------      --------      --------      --------      --------      ---------

Sales                        $  864.5      $  880.1      $  896.3      $  910.3      $  924.5           2.6%          1.4%
     % Growth                     0.4%          1.8%          1.8%          1.6%          1.6%

Gross Margins(6)                 19.4%         19.8%         20.2%         20.4%         20.3%

EBITDA                          122.4         129.7         136.5         140.5         142.7           1.1%          4.9%
     % Growth                     8.7%          6.0%          5.2%          2.9%          1.6%
     % Margin                    14.2%         14.7%         15.2%         15.4%         15.4%

EBIT(7)                          83.4          88.6          93.1          95.7          97.6           4.5%          4.8%
     % Growth                     8.0%          6.2%          5.1%          2.8%          2.0%
     % Margin                     9.6%         10.1%         10.4%         10.5%         10.6%

EPS                              2.10          2.45          2.73          2.94          3.12           8.8%         11.9%
     % Growth                    18.0%         16.7%         11.4%          7.7%          6.1%

Capital Expenditures             42.0          40.0          40.0          40.0          40.0
     % of Sales                   4.9%          4.5%          4.5%          4.4%          4.3%

Depreciation and
  Amortization                   39.0          41.1          43.4          44.8          45.1


Notes:

(1) Historical results exclude $35.9 million and $70.0 million in non-recurring restructuring charges for 1998 and 1997 respectively.

(2)  Projections are from Management.

(3) The Company lost one of its major customers in late 1997 that accounted for $29.9 million of sales in 1997.

(4)  Pro forma for the acquisition of May.

(5)  Latest twelve months for the period ended April 2, 2000.

(6)  Excludes depreciation and amortization.

(7) Assumes income statement line item "other expenses" in 1999 10-K refers to goodwill amortization, which is included in determining EBIT.

U.S. CAN CORPORATION                                              IV.  Valuation
--------------------------------------------------------------------------------


SUMMARY BALANCE SHEET
($ in millions)

                                                                         AS OF
                                                                     APRIL 2, 2000
                                                                     -------------
ASSETS
  Current Assets
     Cash & Cash Equivalents                                          $       12.2
     Accounts Receivable                                                     103.8
     Inventories                                                             115.3
     Prepaid Expenses and Other Current Assets                                20.8
     Prepaid Income Taxes                                                     16.1
                                                                      ------------
          TOTAL CURRENT ASSETS                                        $      268.3
     Net Property, Plant and Equipment                                       295.3
     Intangible Assets, Net                                                   72.7
     Other Assets                                                             20.9
                                                                      ------------
          TOTAL ASSETS                                                $      657.2
                                                                      ============

LIABILITIES
  Current Liabilities
     Current Maturities of LT Debt                                    $       49.9
     Accounts Payable                                                        100.9
     Other Current Liabilities                                                69.9
                                                                      ------------
          TOTAL CURRENT LIABILITIES                                   $      220.8
     Senior Debt                                                              75.5
     Subordinated Debt                                                       236.6
     Deferred Income Taxes and Other LT Liabilities                           54.0
                                                                      ------------
          TOTAL LIABILITIES                                           $      586.9
     STOCKHOLDER'S EQUITY                                                     70.3
                                                                      ------------
          TOTAL LIABILITIES & STOCKHOLDER'S EQUITY                    $      657.2
                                                                      ============


     Net Debt                                                         $      349.9
     Total Debt                                                              362.1
     Net Debt/Net Book Capitalization                                         83.3%
     Net Debt/Net Market Capitalization                                       55.7%


Note: Net debt / market capitalization ratio is based on $20 per share Management bid and 13.9 million diluted shares.

U.S. CAN CORPORATION                                              IV.  Valuation
--------------------------------------------------------------------------------


SUMMARY VALUATION



VALUATION METHODOLOGIES                    RANGE OF SHARE PRICES
-----------------------                  -------------------------
                                             LOW           HIGH
                                         ----------     ----------

Comparable Companies(1)                  $    15.11     $    15.96

Packaging Transaction Multiples(2)            23.17          24.51

Rexam/Amer Nat'l Can(3)                       20.16          20.68

Industrial Premiums Paid(4)                   19.94          21.11

DCF Analysis(5)                               15.93          28.38

LBO Valuation(6)                              18.00          22.00


          MEAN                           $    18.72     $    22.11
          MEDIAN                              18.97          21.56
          HIGH                                23.17          28.38
          LOW                                 15.11          15.96


Notes:

(1) Represents the range of median and mean implied share values attained from applying the appropriate median multiples from selected companies. The high and low values were $21.55 and $4.25, respectively. See page 25.

(2) Represents the range of median and mean implied share values attained from applying the appropriate median LTM multiples from selected transactions. The high and low values were $40.84 and $8.01, respectively. See pages 26-28.

(3) Represents the range of median and mean implied share values attained from applying the appropriate median multiples to Rexam's bid for American National Can. The high and low values were $30.00 and $5.36, respectively. See page 29.

(4) Range of implied share values, assuming the median 1-day, 1-week and 4-week premiums and the percentage of 52-week and all-time high prices for industrial transactions between $250-$1,000 million from January 1, 1999 to May 22, 2000. The high and low values were $27.19 and $18.53, respectively. See pages 30 and 41-42.

(5) Assumes EBITDA exit multiples of 4.5x to 6.0x and discount rates of 11.0% to 13.0%. See page 31.

(6) Assumes IRR of approximately 20% to 30% based on 4.5x to 6.0x EBITDA exit multiples in Year 5. See page 32.

U.S. CAN CORPORATION                                              IV.  Valuation
--------------------------------------------------------------------------------


ANALYSIS AT VARIOUS PRICES
($ in millions, except share prices)

Stock Price                                             $  14.88    $  18.00    $  19.00    $  20.00    $  21.00    $  22.00
Premium to 3/21/2000 Stock Price                             0.0%       21.0%       27.7%       34.5%       41.2%       47.9%

Diluted Shares Outstanding in Millions(7)                  13.50       13.77       13.84       13.91       13.97       14.02
Market Value of Equity(1)                               $  200.8    $  247.8    $  263.0    $  278.1    $  293.3    $  308.5
Net Debt (as of 4/2/00)                                    349.9       349.9       349.9       349.9       349.9       349.9
Total Value                                             $  550.7    $  597.7    $  612.9    $  628.0    $  643.2    $  658.4


                                            U.S. Can
Total Value/                                Results                        Implied U.S. Can Multiples
------------                                --------    --------------------------------------------------------------------
LTM Pro Forma Sales(2)                      $  849.8        0.65x       0.70x       0.72x       0.74x       0.76x       0.77x
2000E Sales(3)                                 864.5        0.64        0.69        0.71        0.73        0.74        0.76
2001E Sales(3)                                 880.1        0.63        0.68        0.70        0.71        0.73        0.75

LTM Pro Forma EBITDA(2)                        109.4         5.0x        5.5x        5.6x        5.7x        5.9x        6.0x
2000E EBITDA(3)                                122.4         4.5         4.9         5.0         5.1         5.3         5.4
2001E EBITDA(3)                                129.7         4.2         4.6         4.7         4.8         5.0         5.1

LTM Pro Forma EBITDA - Cap Ex(2)(5)             68.5         8.0x        8.7x        8.9x        9.2x        9.4x        9.6x
2000E EBITDA - Cap Ex(3)(5)                     81.5         6.8         7.3         7.5         7.7         7.9         8.1
2001E EBITDA - Cap Ex(3)(5)                     88.8         6.2         6.7         6.9         7.1         7.2         7.4

LTM Pro Forma EBIT(2)                           74.6         7.4x        8.0x        8.2x        8.4x        8.6x        8.8x
2000E EBIT(3)                                   83.4         6.6         7.2         7.3         7.5         7.7         7.9
2001E EBIT(3)                                   88.6         6.2         6.7         6.9         7.1         7.3         7.4

Price per share /
LTM Pro Forma E.P.S.(2)(4)                  $   1.72         8.6x       10.4x       11.0x       11.6x       12.2x       12.8x
2000E E.P.S.(3)                                 2.10         7.1         8.6         9.0         9.5        10.0        10.5
2001E E.P.S.(3)                                 2.45         6.1         7.3         7.8         8.2         8.6         9.0

LQ Book Value                               $   70.3        2.86x       3.53x       3.74x       3.96x       4.17x       4.39x

                                                                          Selected Comparable Companies
                                            ---------------------------------------------------------------------------------------
                                                                                     Crown,
                                            Amer. Nat'l                              Cork &       Owens-                    Group
Total Value/                                  Can(6)        Ball         BWAY         Seal       Illinois     Silgan        Median
------------                                -----------   --------     --------     --------     --------    --------      --------
LTM Pro Forma Sales(2)                           0.74x        0.62x        0.48x        1.00x        1.46x        0.62x        0.68x
2000E Sales(3)                                   0.70         0.60          N/A         1.01         1.42         0.60         0.70
2001E Sales(3)                                   0.68         0.58          N/A         0.99         1.37         0.59         0.68

LTM Pro Forma EBITDA(2)                           4.9x         5.0x         5.9x         5.8x         6.6x         4.7x         5.4x
2000E EBITDA(3)                                   4.3          4.7          N/A          5.7          5.4          4.6          4.7
2001E EBITDA(3)                                   4.1          4.4          N/A          5.6          5.2          4.4          4.4

LTM Pro Forma EBITDA - Cap Ex(2)(5)               6.1x         6.3x         N/M          8.6x        12.1x         6.9x         6.9x
2000E EBITDA - Cap Ex(3)(5)                       5.3          5.9          N/A          8.5          8.6          6.6          6.6
2001E EBITDA - Cap Ex(3)(5)                       4.9          5.4          N/A          8.3          8.1          6.3          6.3

LTM Pro Forma EBIT(2)                             7.4x         7.8x        11.3x         9.6x         9.8x         7.2x         8.7x
2000E EBIT(3)                                     6.3          7.3          N/A          9.3          8.5          6.9          7.3
2001E EBIT(3)                                     5.7          6.7          N/A          8.3          8.1          6.5          6.7

Price per share /
LTM Pro Forma E.P.S.(2)(4)                        6.4x         9.0x         N/M          8.3x         6.7x         3.7x         6.7x
2000E E.P.S.(3)                                   5.9          8.1          9.2x         8.0          6.2          3.6          7.1
2001E E.P.S.(3)                                   5.1          7.2          7.1          7.4          5.4          3.3          6.2

LQ Book Value                                    0.66x        1.37x        0.84x        0.79x        1.10x          NM         0.84x

Notes:

(1)  Purchase price excludes closing costs and fees.

(2) Pro forma for May acquisition as if it had occurred on the first day of the period.

(3)  Management estimates.

(4)  Excludes $1.3 million net after-tax loss from early extinguishment of debt.

(5) Capital expenditures are based on the average capital expenditures of the last three years, including $5 million annually for May, per Management estimates.

(6) Based on share price at 3/6/00, 20 trading days prior to the 4/3/00 announced $18.00 purchase offer by Rexam PLC.

(7) Based on 13.4 million shares outstanding as of 4/30/00, 0.1 million restricted shares and detailed options table provided by Management.

U.S. CAN CORPORATION                                              IV.  VALUATION
--------------------------------------------------------------------------------


IMPLIED VALUATION OF COMPARABLE COMPANIES
($ IN MILLION, EXCEPT PER SHARE)


                                                                Implied
                                Median        U.S. Can        Equity Value
                              Multiples        Result         Per Share(1)
                              ----------     ----------       ------------

     Revenue

          2001E                     0.68x    $    880.1        $    18.12
          2000E                     0.70          864.5             18.26
          LTM                       0.68          849.8(2)          16.44

     EBITDA

          2001E                      4.4x    $    129.7        $    15.81
          2000E                      4.7          122.4             16.11
          LTM                        5.4          109.4(2)          17.22

     EBITDA-CapEx

          2001E                      6.3x    $     88.8        $    14.79
          2000E                      6.6           81.5             13.47
          LTM                        6.9           68.5(2)           8.71

     EBIT

          2001E                      6.7x    $     88.6        $    17.36
          2000E                      7.3           83.4             18.40
          LTM                        8.7           74.6(2)          21.55

     Net Income

          2001E                      6.2x    $     33.9        $    15.14
          2000E                      7.1           29.1             14.84
          LTM                        6.7           23.5(2)          11.29

     Book Equity
          LQ                        0.84x    $     70.3        $     4.25


                         Mean                                  $    15.11
                         Median                                $    15.96
                         High                                  $    21.55
                         Low                                   $     4.25


Notes:

(1) Based on median multiple and assumes $349.9 million in net debt and 13.9 million diluted shares outstanding.

(2)  Pro forma for year ended April 2, 2000 as per management figures.

U.S. CAN CORPORATION                                              IV.  VALUATION
--------------------------------------------------------------------------------


SELECTED PACKAGING TRANSACTIONS
($ IN MILLION, EXCEPT PER SHARE)

                                                                                                         ENTERPRISE VALUE AS
                                                                                                            A MULTIPLE OF:
                                                                                                         -------------------
ANN. DATE                                                                              PRICE / EPS             REVENUES
CLOSE DATE       BUYER/                            EQUITY      TOTAL     PRICE/    -------------------   -------------------
   LTM               TARGET                         VALUE      VALUE      BOOK       LTM       LFY+1       LTM       LFY+1
----------       ----------                       --------   --------   --------   --------   --------   --------   --------

04/03/2000       Rexam PLC                        $  993.5   $2,092.9       1.06x      10.0x       9.4x      0.90x      0.85x
        NA           American National Can
03/31/2000

12/22/1999       U.S. Can Corporation
12/30/1999           May Verpackungen(2)              63.8       90.0         NA       11.1        9.1       0.61       0.60
12/31/1999

11/30/1998       Rexam PLC                           632.3    1,001.9       1.54       10.5       14.6       0.89       0.87
02/02/1999           PLM AB
09/30/1998

04/09/1998       Drum Holdings SA                       NA      164.1         NA         NA         NA       0.77         NA
05/08/1998           Blagden Packaging(Blagden)
12/31/1997

03/02/1998       Owens-Illinois, Inc.                   NA    3,600.0         NA         NA         NA       2.58         NA
04/30/1998           BTR Packaging
12/31/1997

01/14/1998       Suiza Food Corporation              150.9      336.2       2.09       16.9         NA       0.62         NA
06/01/1998           Continental Can Co Inc
09/30/1997

12/16/1997       Ball Corporation                       NA      746.0         NA         NA         NA       0.63         NA
08/10/1998           Domestic Beverage Can Unit
12/31/1997           (Reynolds Metals Co.)

11/19/1996       Doughty Hanson                    1,218.9    1,218.9         NA         NA         NA       0.89         NA
05/28/1997           Metal packaging interests
12/31/1995           (Pechiney SA / VIAG AG)

08/02/1996       U.S. Can Corp.                       15.0       20.6         NA        5.0         NA       0.70         NA
08/02/1996           CPI Plastics Inc.
06/30/1996

                                                                  ENTERPRISE VALUE AS A MULTIPLE OF:
                                                  ----------------------------------------------------------------
ANN. DATE                                               EBITDA            EBITDA-CAPEX(1)            EBIT
CLOSE DATE       BUYER/                           -------------------   -------------------   --------------------    1 MO.
   LTM               TARGET                         LTM       LFY+1       LTM       LFY+1       LTM        LFY+1     PREMIUM
----------       ----------                       --------   --------   --------   --------   --------    --------   --------

04/03/2000       Rexam PLC                             5.9x       5.3x       7.3x       6.5x       8.8x       7.6x       65.5%
        NA           American National Can
03/31/2000

12/22/1999       U.S. Can Corporation
12/30/1999           May Verpackungen(2)               6.7        6.4       10.7        9.9        9.5        8.8         NA
12/31/1999

11/30/1998       Rexam PLC                             6.1        6.3       15.3       16.5       12.2       13.6       53.2
02/02/1999           PLM AB
09/30/1998

04/09/1998       Drum Holdings SA                       NA         NA         NA         NA         NA         NA         NA
05/08/1998           Blagden Packaging(Blagden)
12/31/1997

03/02/1998       Owens-Illinois, Inc.                  7.7         NA       13.2         NA       14.4         NA         NA
04/30/1998           BTR Packaging
12/31/1997

01/14/1998       Suiza Food Corporation                6.7         NA       18.6         NA       10.7         NA       83.7
06/01/1998           Continental Can Co Inc
09/30/1997

12/16/1997       Ball Corporation                      7.1         NA         NA         NA       14.7         NA         NM
08/10/1998           Domestic Beverage Can Unit
12/31/1997           (Reynolds Metals Co.)

11/19/1996       Doughty Hanson                         NA         NA         NA         NA         NA         NA         NM
05/28/1997           Metal packaging interests
12/31/1995           (Pechiney SA / VIAG AG)

08/02/1996       U.S. Can Corp.                        4.2         NA        5.1         NA        5.7         NA         NM
08/02/1996           CPI Plastics Inc.
06/30/1996



Notes:

(1) Normalized capital expenditures based on average of last three fiscal years. U.S. Can figure is pro forma for an incremental $5 million annually for May, per Management estimates.

(2) May estimates based on Tin financials and exclude purchasing synergies and increased goodwill amortization, interest and other expense associated with Tin purchase. Assumes capital expenditures of $5 million per management estimates.

U.S. CAN CORPORATION                                              IV.  Valuation
--------------------------------------------------------------------------------


SELECTED PACKAGING TRANSACTIONS
($ IN MILLION, EXCEPT PER SHARE)

                                                                                                         ENTERPRISE VALUE AS
                                                                                                            A MULTIPLE OF:
                                                                                                         -------------------
ANN. DATE                                                                              PRICE/ EPS              REVENUES
CLOSE DATE       BUYER/                            EQUITY      TOTAL     PRICE/    -------------------   -------------------
   LTM               TARGET                         VALUE      VALUE      BOOK       LTM       LFY+1       LTM       LFY+1
----------       ----------                       --------   --------   --------   --------   --------   --------   --------

08/01/1996       U.S. Can Corp.                   $   51.8   $   57.6         NA       18.2x        NA       0.48x        NA
09/11/1996           European Aerosol Can
06/30/1996           (Crown Cork & Seal)

06/02/1995       Silgan Corporation                  336.3      337.4         NA         NM         NA       0.58         NA
09/26/1995           Food metal and specialty
12/31/1995           business (Amer. Nat'l Can
                     Company)

05/22/1995       Crown Cork & Seal Company         3,703.0    4,759.9       1.59       20.0         NA       0.98         NA
02/15/1996           CarnaudMetalBox SA
06/30/1995

01/27/1994       Crown Cork & Seal Co.                  NA       62.0         NA         NA         NA       0.47         NA
06/27/1994           Tri Valley Growers Cont
12/31/1993           (Tri Valley Growers Inc)

12/02/1992       Ball Corporation                    88.30     249.90       1.61         NM         NA       0.73         NA
03/19/1993           Heekin Can, Inc.
09/06/1992

                                 Mean:                                      1.58x      13.1x      11.0x      0.84x      0.77x
                                 Median:                                    1.59       11.1        9.4       0.72       0.85
                                 High:                                      2.09       20.0       14.6       2.58       0.87
                                 Low:                                       1.06        5.0        9.1       0.47       0.60

03/22/2000       Management Buyout Group          $  278.1   $  628.0       3.96x      11.6x       9.5x      0.74x      0.73x
        NA           U.S. Can
04/02/2000

                                                                  ENTERPRISE VALUE AS A MULTIPLE OF:
                                                  ----------------------------------------------------------------
ANN. DATE                                               EBITDA            EBITDA-CAPEX(1)            EBIT
CLOSE DATE       BUYER/                           -------------------   -------------------   --------------------    1 MO.
   LTM               TARGET                         LTM       LFY+1       LTM       LFY+1       LTM        LFY+1     PREMIUM
----------       ----------                       --------   --------   --------   --------   --------    --------   --------

08/01/1996       U.S. Can Corp.                        4.5x        NA         NA         NA        8.3x         NA         NM
09/11/1996           European Aerosol Can
06/30/1996           (Crown Cork & Seal)

06/02/1995       Silgan Corporation                     NM         NA         NA         NA         NM          NA         NM
09/26/1995           Food metal and specialty
12/31/1995           business (Amer. Nat'l Can
                     Company)

05/22/1995       Crown Cork & Seal Company             6.9         NA       13.6         NA       11.1          NA       40.9%
02/15/1996           CarnaudMetalBox SA
06/30/1995

01/27/1994       Crown Cork & Seal Co.                  NA         NA         NA         NA         NA          NA         NM
06/27/1994           Tri Valley Growers Cont
12/31/1993           (Tri Valley Growers Inc)

12/02/1992       Ball Corporation                      8.9         NA       19.0         NA       16.4          NA       54.3
03/19/1993           Heekin Can, Inc.
09/06/1992

                                 Mean:                 6.5x       6.0x      12.9x      11.0x      11.2x       10.0x      59.5%
                                 Median:               6.7        6.3       13.4        9.9       10.9         8.8       54.3
                                 High:                 8.9        6.4       19.0       16.5       16.4        13.6       83.7
                                 Low:                  4.2        5.3        5.1        6.5        5.7         7.6       40.9

03/22/2000       Management Buyout Group               5.7x       5.1x       9.2x       7.7x       8.4x        7.5x      54.6%
        NA           U.S. Can
04/02/2000


Note:

(1) Normalized capital expenditures based on average of last three fiscal years. U.S. Can figure is pro forma for an incremental $5 million annually for May, per Management estimates.

U.S. CAN CORPORATION                                              IV.  Valuation
--------------------------------------------------------------------------------


IMPLIED VALUATION OF SELECTED PACKAGING TRANSACTIONS
($ IN MILLION, EXCEPT PER SHARE)


                            Median           U.S. Can          Implied
                              LTM             PF LTM        Equity Value
                           Multiples        Result(1)       Per Share(2)
                          ------------     ------------     ------------

     Revenue                     0.72x     $      849.8     $      18.54

     EBITDA                       6.7             109.4            27.57

     EBITDA-CapEx                13.4              68.5            40.84

     EBIT                        10.9              74.6            33.32

     Net Income                  11.1              23.5            18.76

     Book Equity                 1.59              70.3             8.01

                                Mean                        $      24.51
                                Median                             23.17
                                High                               40.84
                                Low                                 8.01


Notes:

(1)  Pro forma for year ended April 2, 2000 as per management figures.

(2) Based on median multiple and assumes $349.9 million in net debt and 13.9 million diluted shares outstanding.

U.S. CAN CORPORATION                                              IV.  Valuation
--------------------------------------------------------------------------------


REXAM BID FOR AMERICAN NATIONAL CAN
($ in millions, except per share data)

                                                                    Implied
                             Rexam Bid          U.S. Can          Equity Value
                             Multiples           Result           Per Share(1)
                            ------------      ------------        ------------

     Revenue
             2001E                  0.83x     $      880.1        $      27.57
             2000E                  0.85             864.5               27.73
               LTM                  0.90             849.8(2)            30.00

     EBITDA
             2001E                   4.9x     $      129.7        $      20.89
             2000E                   5.3             122.4               21.37
               LTM                   5.9             109.4(2)            21.01

     EBITDA-Cap Ex
             2001E                   5.9x     $       88.8        $      12.78
             2000E                   6.5              81.5               12.67
               LTM                   7.3              68.5(2)            11.02
     EBIT

             2001E                   6.9x     $       88.6        $      18.96
             2000E                   7.6              83.4               20.68
               LTM                   8.8              74.6(2)            21.90
     Net Income
             2001E                   8.3x     $       33.9        $      20.19
             2000E                   9.4              29.1               19.72
               LTM                  10.0              23.5(2)            16.93
     Book Equity
                 LQ                  1.1x     $       70.3        $       5.36

     Premiums
               1-Day                37.1%     $      14.88        $      20.40
              1-Week                41.9%            13.25               18.80
             1-Month                65.5%            12.94               21.41
      % 52 Week High               105.5%            25.63               27.03
     % All-Time High               105.5%            25.63               27.03

                                        Median                    $      20.68
                                        Mean                             20.16
                                        High                             30.00
                                        Low                               5.36



Notes:

(1) Assumes $349.9 million in net debt and 13.9 million diluted shares outstanding.

(2)  Pro forma for year ended April 2, 2000 as per management figures.

U.S. CAN CORPORATION                                              IV.  Valuation
--------------------------------------------------------------------------------


INDUSTRIAL BUYOUT PREMIA(1)
($ in millions, except per share data)


                                                                                    ACQUISITION PRICE RANGE
                              U.S. CAN                                       -------------------------------------
                                PRICE                                          LOW          MEDIAN          HIGH
                              --------                                       --------       --------      --------

ACTUAL RESULTS                           ACQUISITION PRICE AS

     One Day Prior            $  14.88     % Premium to One Day Prior            (3.6)%         29.6%         85.1%

     One Week Prior              13.25     % Premium to One Week Prior           (6.3)%         39.8%        104.0%

     Four Weeks Prior            12.94     % Premium to Four Weeks Prior         (5.5)%         54.2%        152.6%

     52-Week High                25.63     % of 52-week High                     45.5%         106.1%        142.6%

     All-Time High               25.63     % of All-Time High                    19.7%          80.5%        140.0%

                                                                                       IMPLIED PRICE                 BUYER
                              U.S. CAN                                       ----------------------------------      GROUP
                                PRICE                                          LOW         MEDIAN        HIGH       PREMIUM
                              --------                                       --------     --------     --------     --------

ACTUAL RESULTS                           ACQUISITION PRICE AS

     One Day Prior            $  14.88     % Premium to One Day Prior        $  14.34     $  19.27     $  27.53         34.5%

     One Week Prior              13.25     % Premium to One Week Prior       $  12.42     $  18.53     $  27.03         50.9%

     Four Weeks Prior            12.94     % Premium to Four Weeks Prior     $  12.22     $  19.94     $  32.68         54.6%

     52-Week High                25.63     % of 52-week High                 $  11.67     $  27.19     $  36.55         78.0%

     All-Time High               25.63     % of All-Time High                $   5.06     $  20.63     $  35.86         78.0%

                                                Mean                         $  11.14     $  21.11     $  31.93
                                                Median                          12.22        19.94        32.68
                                                High                            14.34        27.19        36.55
                                                Low                              5.06        18.53        27.03


Note: (1) Based on SDC industrial domestic transactions of $250 - $1,000 million in size from January 1, 1999 to May 22, 2000.

U.S. CAN CORPORATION                                              IV.  Valuation
--------------------------------------------------------------------------------


SUMMARY DISCOUNTED CASH FLOW ANALYSIS(1)
($ in millions, except per share)

INCOME STATEMENT                                               2000           2001           2002           2003           2004
----------------                                             --------       --------       --------       --------       --------
EBITDA                                                        $  122.4       $  129.7       $  136.5       $  140.5       $  142.7
% of sales                                                        14.2%          14.7%          15.2%          15.4%          15.4%
EBIT                                                              83.4           88.6           93.1           95.7           97.6
% of sales                                                         9.6%          10.1%          10.4%          10.5%          10.6%
Cash Taxes                                                        15.6           27.9           29.3           30.1           30.6
Cash tax rate(2)                                                  17.7%          30.0%          30.0%          30.0%          30.0%
Unlevered Net Income                                          $   67.8       $   60.7       $   63.8       $   65.6       $   67.0

CASH FLOW ITEMS
Depreciation                                                  $   34.5       $   36.6       $   38.9       $   40.3       $   40.6
Goodwill Amortization                                              4.5            4.5            4.5            4.5            4.5
Change in Working Capital                                          8.2           (5.4)          (1.1)          (6.5)          (1.2)
Cash Restructuring(6)                                             (9.5)          (3.5)            --             --             --
Change in Other Assets/Liabilities (net)                           4.1            4.9            2.6            1.6            0.9
Capital Expenditures                                             (42.0)         (40.0)         (40.0)         (40.0)         (40.0)
                                                              --------       --------       --------       --------       --------
Unlevered Free Cash Flow                                      $   67.6       $   57.8       $   68.7       $   65.5       $   71.8

                                                                                      Discount Rates
                                                               ------------------------------------------------------------
                                                                 11.0%        11.5%        12.0%        12.5%        13.0%
                                                               --------     --------     --------     --------     --------

PV of Unlevered Free Cash Flow(3)                              $  222.9     $  220.1     $  217.4     $  214.7     $  212.1

PV of Terminal Value at 2004 EBITDA Exit Multiple
                                                       4.5x    $  391.2     $  382.9     $  374.8     $  367.0     $  359.3
                                                       5.0        434.6        425.4        416.5        407.8        399.3
                                                       5.5        478.1        468.0        458.1        448.6        439.2
                                                       6.0        521.5        510.5        499.8        489.3        479.1

Net Debt(4)                                                    $  349.9     $  349.9     $  349.9     $  349.9     $  349.9

Equity Value per Share at 2004 EBITDA Exit Multiple(5)
                                                       4.5x    $  19.00     $  18.20     $  17.43     $  16.67     $  15.93
                                                       5.0        22.13        21.26        20.42        19.60        18.80
                                                       5.5        25.25        24.32        23.42        22.54        21.67
                                                       6.0        28.38        27.38        26.41        25.47        24.55

Notes:

(1)  Based on management projections to 2004, discounted to April 2, 2000.

(2)  Based on management's expected cash tax rate.

(3)  Value as of April 2, 2000 assuming cash flows occur at end of year.

(4)  Net debt as of April 2, 2000.

(5) Assumes 13.9 million fully diluted shares outstanding based on stock price of $20.00 per share.

(6) Cash restructuring charge of $9.5 million in 2000 is for the period from April 3 - December 31, 2000.

U.S. CAN CORPORATION                                              IV.  Valuation
--------------------------------------------------------------------------------


LBO FROM PURCHASER PERSPECTIVE
($ in millions, except per share)


                                  DEAL SUMMARY(1)

PURCHASE PRICE:                                   USES OF CASH:
                                                  Total Equity(2)               $  278.1
Price Per Share                    $  20.00       Total Debt                       359.3
Shares Outstanding                     13.9       Closing Costs(3)                  39.7
                                   --------                                     --------
Implied Equity Value               $  278.1                                     $  677.1
% of Equity Rolled-over                 3.0%      SOURCES OF CASH:
Cost to Purchase Equity            $  269.8       Excess Cash                   $   10.0
% Management Options                   11.0%      Assumed Debt                      31.5
                                                  New Senior Debt                  318.2
                                                  Subordinated Debt                150.0
                                                  Rolled Equity                      8.3
                                                  New Equity                       159.1
                                                                                --------
                                                                                $  677.1

                 PRIVATE EQUITY IRR ASSUMING EXIT AT END OF 2004

                                                                       Purchase Price Per Share
                                     --------------------------------------------------------------------------------------------
                                     $  18.00      $  19.00      $  20.00      $  21.00      $  22.00      $  23.00      $  24.00
                                     --------      --------      --------      --------      --------      --------      --------
EBITDA                      4.5x         17.3%         14.9%         12.8%         10.9%          9.2%          7.6%          6.1%
Exit                        5.0          22.1%         19.6%         17.4%         15.4%         13.6%         11.9%         10.4%
Multiple                    5.5          26.2%         23.6%         21.3%         19.3%         17.4%         15.7%         14.1%
                            6.0          29.8%         27.2%         24.8%         22.7%         20.8%         19.0%         17.4%

                          PRO FORMA CREDIT STATISTICS:

                                                                  Fiscal Year Ended December 31
                                   PF LTM        ----------------------------------------------------------------
                                as of 4/2/00       2000          2001          2002          2003          2004
                                ------------     --------      --------      --------      --------      --------
EBIT / Total Interest Expense            1.4x         1.1x          1.7x          1.9x          2.1x          2.4x
EBITDA / Total Interest Expense          2.1          2.3           2.6           2.9           3.3           3.6
Total Debt / EBITDA                      4.6          3.8           3.4           2.9           2.6           2.2

Percent of Senior Debt Repaid            NM          11.2%         18.1%         28.8%         39.3%         52.4%
Total Debt Paydown                       NM           7.8%         12.7%         20.2%         27.5%         36.7%



Notes:

(1) Assumes transaction takes place on January 1, 2000, with Tranche A and B at LIBOR + 300 and 350 basis points, respectively, and senior subordinated debt at 13.5%.

(2) Based on 13.4 million shares outstanding as of 4/30/00, 0.1 million restricted shares and detailed options table provided by Management.

(3)  Assumes total debt as of 12/31/00 of $359.3 million.

(4) Based on Pac Packaging Proposal and includes $20.5 million of transaction costs and $19.2 million bond tender premium.

================================================================================
                                    APPENDIX
================================================================================

U.S. CAN CORPORATION                                                  APPENDIX A
--------------------------------------------------------------------------------
EQUITY COMPARABLES
($ IN MILLIONS, EXCEPT PER SHARE)

TRADING STATISTICS OF RIGID METAL & GLASS COMPANIES

                                                   STOCK PRICE
                                             ---------------------------
                                                                 CHANGE
                                                                  FROM              EQUITY             TOTAL            PRICE/
COMPANY                                      5/31/00           52-WK HIGH           VALUE              VALUE             BOOK
------------------------                     -------          -----------         ---------          ---------          ------
US Can Corp (2/08/00)(1)                     $ 14.19            (46.2)%           $   191.5          $   541.4           2.73x

US Can (Deal)(1)                               20.00            (24.2)%               278.1              628.0           3.96

American Nat'l Can (2/18/00)(1)              $ 11.25            (34.8)%           $   618.8          $ 1,718.1           0.66x
Ball(1)                                        29.69            (43.4)%               918.7            2,222.5           1.37
BWAY(1)                                         7.19            (51.5)%                66.8              223.9           0.84
Crown Cork & Seal(1)                           17.13            (50.2)%             2,193.8            7,540.8           0.79
Owens-Illinois(1)                              11.25            (66.4)%             2,104.7            8,109.9           1.10
Silgan(1)                                       9.38            (64.8)%               168.5            1,156.9             NM

                                    Median                      (50.8)%                                                  0.84x
VALUATION                           Mean                        (51.8)%                                                  0.95
MULTIPLES                           High                        (34.8)%                                                  1.37
                                    Low                         (66.4)%                                                  0.66

                                                         PRICE / EPS           I/B/E/S               PEG
                                                        --------------           LT             --------------
COMPANY                                                  LTM    2000 E         GROWTH            LTM    2000 E
-------------------------                               -----   ------         -------          -----   ------
US Can Corp (2/08/00)(1)                                 8.0x     6.6x           16.0%          0.50x    0.41x

US Can (Deal)(1)                                        11.6      9.5            16.0%          0.72     0.60

American Nat'l Can (2/18/00)(1)                          6.4x     5.9x           10.0%          0.64x    0.59x
Ball(1)                                                  9.0      8.1            12.0%          0.75     0.68
BWAY(1)                                                  N/M      9.2             7.0%           N/M     1.32
Crown Cork & Seal(1)                                     8.3      8.0            10.0%          0.83     0.80
Owens-Illinois(1)                                        6.7      6.2            11.0%          0.61     0.56
Silgan(1)                                                3.7      3.6            12.0%          0.31     0.30

                                     Median              6.7x     7.1x           10.5%          0.64x    0.63x
VALUATION                            Mean                6.8      6.8            10.3%          0.63     0.71
MULTIPLES                            High                9.0      9.2            12.0%          0.83     1.32
                                     Low                 3.7      3.6             7.0%          0.31     0.30


                                                                        ENTERPRISE VALUE AS A MULTIPLE OF:
                                              ------------------------------------------------------------------------------------
                                                  REVENUES                EBITDA             EBITDA-CAPEX              EBIT
                                              ------------------      ---------------      ----------------      -----------------
COMPANY                                        LTM       2000 E       LTM      2000 E       LTM      2000 E       LTM       2000 E
-------------------------                     -----      ------       ----     ------      -----     ------      -----      ------
US Can Corp (2/08/00)(1)                      0.64x       0.63x       4.9x       4.4x       7.9x       6.6x       7.3x        6.5x

US Can (Deal)(1)                              0.74        0.73        5.7        5.1        9.2        7.7        8.4         7.5

American Nat'l Can (2/18/00)(1)               0.74x       0.70x       4.9x       4.3x       6.1x       5.3x       7.4x        6.3x
Ball(1)                                       0.62        0.60        5.0        4.7        6.3        5.9        7.8         7.3
BWAY(1)                                       0.48         N/A        5.9        N/A        N/M        N/A       11.3         N/A
Crown Cork & Seal(1)                          1.00        1.01        5.8        5.7        8.6        8.5        9.6         9.3
Owens-Illinois(1)                             1.46        1.42        6.6        5.4       12.1        8.6        9.8         8.5
Silgan(1)                                     0.62        0.60        4.7        4.6        6.9        6.6        7.2         6.9

                                     Median   0.68x       0.70x       5.4x       4.7x       6.9x       6.6x       8.7x        7.3x
VALUATION                            Mean     0.82        0.86        5.5        4.9        8.0        7.0        8.8         7.7
MULTIPLES                            High     1.46        1.42        6.6        5.7       12.1        8.6       11.3         9.3
                                     Low      0.48        0.60        4.7        4.3        6.1        5.3        7.2         6.3

Note: American National Can (which received an offer from Rexam to purchase the Company at $18.00 per share) is included at its price 30 trading days prior to its buy-out announcement.

Also note: Normalized capital expenditures based on average of last three fiscal years. U.S. Can figure is pro forma for an incremental $5 million annually for May, per Management estimates.

(1) See attached footnotes on pages 37-40.

U.S. CAN CORPORATION                                                  APPENDIX A
--------------------------------------------------------------------------------

EQUITY COMPARABLES(CONT'D)
($ in millions, except per share)


OPERATING STATISTICS OF RIGID METAL & GLASS COMPANIES

                                SALES              GROSS PROFIT           EBITDA
                          -----------------     -----------------   ------------------
     COMPANY              LTM    4-YR. CAGR     LTM    4-YR. CAGR   LTM     4-YR. CAGR
     -------              -----------------     -----------------   ------------------
American Nat'l Can(1)  $2,318.5      (2.6)%  $  482.4      13.2%  $  351.7      26.3%
Ball(1)                 3,581.5      17.9%      604.5      32.1%     446.9      35.5%
BWAY(1)                   467.0      18.2%       56.6      10.5%      37.7      10.5%
Crown Cork & Seal(1)    7,578.0      (2.5)%   1,643.0       1.5%   1,301.0       3.0%
Owens-Illinois(1)       5,561.5      12.8%    1,219.0      14.4%   1,237.3      16.5%
Silgan(1)               1,868.7       9.7%      236.2       8.6%     246.8       9.6%

               Median  $2,950.0      11.3%   $  543.4      11.9%  $  399.3      13.5%
   VALUATION   Mean     3,562.5       8.9%      707.0      13.4%     603.6      16.9%
   MULTIPLES   High     7,578.0      18.2%    1,643.0      32.1%   1,301.0      35.5%
               Low        467.0      (2.6)%      56.6       1.5%      37.7       3.0%

US Can(1)              $  849.8       9.2%   $  154.3       7.9%  $  109.4       5.0%
                            EBITDA-CAPEX             EBIT                  EPS
                          -----------------    -----------------    -------------------
     COMPANY              LTM    4-YR. CAGR    LTM    4-YR. CAGR    LTM      4-YR. CAGR
     -------              -----------------     -----------------   ------------------
American Nat'l Can(1)  $  279.9      39.8%  $  233.6      57.8%  $   1.74       N/M
Ball(1)                   350.6      62.1%     285.1      49.2%      3.30      42.0%
BWAY(1)                     7.7      94.0%      19.8       1.8%      0.21     (21.2)%
Crown Cork & Seal(1)      873.7       4.5%     784.0       3.9%      2.06      (4.2)%
Owens-Illinois(1)         672.2      44.3%     831.7      14.0%      1.69       3.7%
Silgan(1)                 168.2      15.6%     160.0       9.2%      2.51      19.0%

               Median  $  315.3      42.1%  $  259.4      11.6%  $    1.9       3.7%
   VALUATION   Mean       392.1      43.4%     385.7      22.6%       1.9       7.9%
   MULTIPLES   High       873.7      94.0%     831.7      57.8%       3.3      42.0%
               Low          7.7       4.5%      19.8       1.8%       0.2     (21.2)%

US Can(1)              $   68.5       2.0%  $   74.6       8.5%  $   1.72      10.9%




                              GROSS MARGIN         EBITDA MARGIN       EBITDA-CAPEX MARGIN
                           ------------------    ------------------    -------------------
     COMPANY               LTM     4-YR. AVG.    LTM     4-YR. AVG.    LTM      4-YR. AVG.
     -------               ------------------    ------------------    -------------------
American Nat'l Can(1)      20.8%      17.3%      15.2%      11.2%      12.1%       8.2%
Ball(1)                    16.9%      14.9%      12.5%      10.5%       9.8%       6.9%
BWAY(1)                    12.1%      15.2%       8.1%      10.3%       1.7%       2.3%
Crown Cork & Seal(1)       21.7%      20.8%      17.2%      16.2%      11.5%      10.9%
Owens-Illinois(1)          21.9%      22.0%      22.2%      22.0%      12.1%      10.1%
Silgan(1)                  12.6%      13.1%      13.2%      13.5%       9.0%       8.6%

               Median      18.8%      16.3%      14.2%      12.3%      10.7%       8.4%
   VALUATION   Mean        17.7%      17.2%      14.7%      13.9%       9.4%       7.8%
   MULTIPLES   High        21.9%      22.0%      22.2%      22.0%      12.1%      10.9%
               Low         12.1%      13.1%       8.1%      10.3%       1.7%       2.3%

US Can(1)                  18.2       18.0%      12.9%      13.4%       8.1%       9.0%
                               EBIT MARGIN           NET INCOME
                           ------------------    -------------------
     COMPANY                LTM     4-YR. AVG.    LTM     4-YR. AVG.
     -------               ------------------    -------------------
American Nat'l Can(1)      10.1%       6.3%       4.1%       1.7%
Ball(1)                     8.0%       5.8%       3.0%       2.3%
BWAY(1)                     4.2%       7.0%       0.4%       2.4%
Crown Cork & Seal(1)       10.3%       9.8%       3.3%       3.6%
Owens-Illinois(1)          15.0%      15.5%       4.6%       5.2%
Silgan(1)                   8.6%       9.0%       2.4%       2.8%

               Median       9.3%       8.0%       3.1%       2.6%
   VALUATION   Mean         9.4%       8.9%       3.0%       3.0%
   MULTIPLES   High        15.0%      15.5%       4.6%       5.2%
               Low          4.2%       5.8%       0.4%       1.7%

US Can(1)                   8.8%       8.5%       2.8%       2.1%


Note: Normalized capital expenditures based on average of last three fiscal years. U.S. Can figure is pro forma for an incremental $5 million annually for May, per Management estimates.

(1) See attached footnotes on pages 37-40.

U.S. CAN CORPORATION                                                  APPENDIX A
--------------------------------------------------------------------------------

EQUITY COMPARABLES (CONT'D)
($ in millions, except per share)

OPERATING STATISTICS OF RIGID METAL & GLASS COMPANIES

                                D&A/GROSS PP&E        CAPEX/GROSS PP&E               ROA                    ROE
                             --------------------    -------------------     -------------------     -------------------
      COMPANY                LFY       4-YR. AVG.    LFY      4-YR. AVG.     LFY      4-YR. AVG.     LFY      4-YR. AVG.
      -------                --------------------    -------------------     -------------------     -------------------
American Nat'l Can(1)        8.5%        8.6%        5.1%        5.1%        6.3%        4.9%        7.5%        6.2%
Ball(1)                      8.5%        8.3%        5.0%        6.4%       10.0%        7.3%       16.2%       10.7%
BWAY(1)                      7.3%        8.9%       16.8%       22.4%        7.6%        9.6%        7.1%       11.5%
Crown Cork & Seal(1)         9.2%       10.0%        7.6%        8.2%        6.7%        7.1%        9.9%       11.3%
Owens-Illinois(1)            7.4%        7.3%       10.3%       13.6%        7.8%        9.6%       10.5%       20.4%
Silgan(1)                    8.0%        8.2%        7.3%        9.1%       13.3%       13.9%        N/M         N/M


                    Median   8.2%        8.4%        7.4%        8.6%        7.7%        8.4%        9.9%       11.3%
     VALUATION      Mean     8.2%        8.5%        8.7%       10.8%        8.6%        8.7%       10.3%       12.0%
     MULTIPLES      High     9.2%       10.0%       16.8%       22.4%       13.3%       13.9%       16.2%       20.4%
                    Low      7.3%        7.3%        5.0%        5.1%        6.3%        4.9%        7.1%        6.2%

US Can(1)                    6.1%        7.5%        7.8%        6.8%       11.8%       10.4%       39.5%       23.2%

CREDIT STATISTICS OF RIGID METAL & GLASS COMPANIES

                                     SENIOR           SUBORDINATED        NET DEBT/            NET DEBT/
                                  DEBT RATINGS        DEBT RATINGS     ---------------   --------------------  SHARE-
                                 --------------      --------------     BOOK    MARKET   NET BOOK  NET MARKET HOLDER'S   TOTAL
           COMPANY               MOODY'S    S&P      MOODY'S    S&P    EQUITY   EQUITY     CAP.       CAP.     EQUITY    ASSETS
           -------               --------------      --------------    ---------------   -------------------- --------   ------
American Nat'l Can (2/18/00)(1)    NR        NR        NR        NR    116.6%    176.5%    53.6%     63.8%    $  937.1  $ 3,156.4
Ball(1)                            Ba3       BB        B1        BB-   182.6%    139.8%    64.0%     58.3%       703.5    2,826.1
BWAY(1)                            B1        BB-       B2        B     197.7%    235.2%    66.4%     70.2%        79.5      361.4
Crown Cork & Seal(1)               Baa2      BBB       Baa3      BBB-  182.0%    230.6%    62.3%     69.8%     2,779.0   11,482.0
Owens-Illinois(1)                  Ba1       BB+       Ba3       BB    246.1%    276.6%    69.5%     73.4%     2,364.9   10,791.0
Silgan(1)                          Ba3       BB-       B1        B        NM     586.4%   104.6%     85.4%       (43.5)   1,260.0

                                             Median                    182.6%    232.9%    65.2%     70.0%    $  820.3  $ 2,991.2
     VALUATION                               Mean                      185.0%    274.2%    70.1%     70.2%     1,136.7    4,979.5
     MULTIPLES                               High                      246.1%    586.4%   104.6%     85.4%     2,779.0   11,482.0
                                             Low                       116.6%    139.8%    53.6%     58.3%       (43.5)     361.4

US Can Corp (2/08/00)(1)           Ba3       BB-       B2        B     497.9%    182.7%    83.3%     64.6%    $   70.3  $   657.2

                                                                EBITDA-
                                 NET DEBT/  EBITDA/    EBIT/    CAPEX/
           COMPANY                EBITDA   INTEREST  INTEREST  INTEREST
           -------               --------  --------  --------  --------
American Nat'l Can (2/18/00)(1)     3.1x      6.7x      4.5x      5.4x
Ball(1)                             2.9       4.2       2.6       3.3
BWAY(1)                             4.2       2.6       1.3       0.5
Crown Cork & Seal(1)                3.9       3.8       2.3       2.6
Owens-Illinois(1)                   4.7       3.1       2.1       1.7
Silgan(1)                           4.0       2.9       1.9       2.0

                     Median         3.9x      3.5x      2.2x      2.3x
     VALUATION       Mean           3.8       3.9       2.5       2.6
     MULTIPLES       High           4.7       6.7       4.5       5.4
                     Low            2.9       2.6       1.3       0.5

US Can Corp (2/08/00)(1)            3.2x      3.2x      2.2x      2.0x

Note: Normalized capital expenditures based on average of last three fiscal years. U.S. Can figure is pro forma for an incremental $5 million annually for May, per Management estimates.

(1) See attached footnotes on pages 37-40.

U.S. CAN CORPORATION                                                Appendix A
--------------------------------------------------------------------------------
FOOTNOTES TO EQUITY COMPARABLES
AMERICAN NATIONAL CAN GROUP

o    Projections based on 2/23/00 Deutsche Banc Alex. Brown estimates.

o    D&A is included in SG&A and excluded from gross profit.

o Results for the quarter ended March 31, 2000 exclude $127.0m pre-tax and after tax charge for goodwill impairment writedown based on the $18.00 share offer from Rexam. First quarter 2000 results also exclude $0.4m pre-tax and $0.2m after tax (assuming 40% tax rate) for a restructuring charge and a writedown of property and equipment.

o Results for the quarter ended March 31, 1999 exclude $1.1m of income, net of tax, from discontinued operations, and a $5.0m gain ($3.0m net of tax, assuming 40% tax rate) on the sale of the Company's 50% interest in a recycling joint venture.

o Results exclude $5.8m pre-tax charge ($3.5m net of tax, assuming 40% tax rate), $2.4m pre-tax gain ($1.5m net of tax, assuming 40% tax rate), $10.9m pre-tax charge ($6.6m net of tax, assuming 40% tax rate) and $158.7m pre-tax charge ($95.2m net of tax, assuming 40% tax rate) in 1999, 1998 and 1997, respectively, for restructuring charges and writedowns of property and equipment.

o Results exclude $4.6m, $0.5m and $2.4m of net income from discontinued operations in 1999, 1998 and 1997, respectively and $60.8 net loss from discontinued operations in 1996.

o 1998 results exclude $2.6m net charge for cumulative effect of accounting change.

BALL CORP.

o    Projections based on Lehman Brothers 3/22/00 research estimates.

o    D&A is included in SG&A and excluded from gross profit.

o Net loss of $0.5m relating to loss of $2.8m from sale of Hong Kong plant and gain of $2.3m relating to cash collections on receivables was normalized against cost of goods sold in 1998.

o 1998 EBIT excludes a one-time pre-tax charge of $73.9m relating to headquarters relocation costs.

o 1996 EBIT excludes a one-time pre-tax charge of $21m consisting of a $6m write down of assets in conjunction with sale of U.S. Aerosol container manufacturing business and $14.9m to write down assets in conjunction with sale of metal food container business.

o Diluted shares outstanding accounts for ESOP preferred shares as equity. As such, the preferred dividend is added back to earnings and a cash contribution is re-deducted in lieu of preferred dividend to determine diluted EPS.

o 1998 diluted earnings for EPS purposes deduct $2.1m ESOP cash contribution from earnings in lieu of preferred dividend. Pre-tax charge of $17.7m relating to relocation charges incurred in 1998 was tax-effected at 38.9%. After-tax value of $10.8m was added to earnings. Pre-tax charge of $56.2m relating to moving expenses was tax-effected at 44.1%. After-tax value of $31.4m was added to net earnings. $0.5m pre-tax charge was tax effected at 40% because no after-tax value was disclosed.

o 1998 earnings do not reflect after-tax extraordinary charges of $12.1m and $3.3m relating to extraordinary loss from early extinguishment of debt and cumulative effect of accounting change for start-up costs, respectively.

o 1997 net earnings exclude $11.7m pre-tax gain relating to sale of equity interest in Datum, a pre-tax charge of $3m to close a small PET container manufacturing facility and $0.3m pre-tax write-down. These transactions were tax-effected at 44.4%. A net after-tax gain of $5m was normalized and deducted from net earnings for EPS purposes. A $2.1m deduction representing the ESOP cash contribution made in lieu of ESOP preferred dividend was also deducted from earnings.

o 1996 earnings exclude $3.3m pre-tax loss relating to sale of aerosol business, pre-tax charge of $14.9m relating to sale of metal beverage business and $2.8m relating to employee termination costs. The after-tax effect of the 1996 transactions was a loss of $24.7m was excluded from net earnings.

o Total Equity reflects inclusion of ESOP preferred as equity only when the security is dilutive. For 1996-1999, ESOP securities were dilutive.

U.S. CAN CORPORATION                                                Appendix A
--------------------------------------------------------------------------------
FOOTNOTES TO EQUITY COMPARABLES (CONT'D)

BWAY CORP.

o    No research was available for BWAY. Forward projections were not available.

o    D&A is included in SG&A and excluded from gross profit.

o 1998 EBIT excludes $11.5m pre-tax charge relating to the closure of 3 plants, the elimination of an internal transportation department and the write-off of equipment at several operating locations. Extraordinary charges were tax-effected at 40% because no after-tax value was disclosed.

o 1998 and 1997 EBIT excludes extraordinary gains of $1.9m ($1.1m after tax, assuming 40% tax rate) and $5.8m ($2.3m after tax, assuming 40% tax rate), respectively, relating to a curtailment of post-retirement benefits.

o 1996 EBIT excludes a pre-tax charge of $12.9m ($7.7m after tax, assuming 40% tax rate) relating to the write down of assets to be disposed. 1996 results also exclude $2.5m extraordinary loss resulting from extinguishment of debt, net of tax benefit.

o 1995 EBIT excludes a pre-tax charge of $3.2m ($1.9m after tax, assuming 40% tax rate) relating to AB leasing fees and expenses and an AB leasing termination expense.

o 1998 results exclude $1.2m after tax cumulative effect of change in accounting for system development costs.

o First quarter 2000 results exclude $5.9m pre-tax ($3.5m after tax, assuming 40% tax rate) restructuring and impairment charge, and $0.4m pre-tax ($0.2m after tax, assuming 40% tax rate) of additional depreciation related to the shortened lives of certain computer systems.

CROWN, CORK & SEAL CO.

o    Projections based on Morgan Stanley 4/18/00 research estimates.

o    D&A is included in SG&A and excluded from gross profit.

o Gross PP&E includes value of book value of Land and Improvements and Construction in Progress.

o Results exclude gains on asset sales of $18m and $38m pre-tax ($11m and $23m after tax, assuming a 40% tax rate), respectively, for 1999 and 1997.

o    Results exclude $156m, $304m, $67m, $40m and $103m pre-tax ($-5m, $127m,
     $43m, 32m and $67m after tax), respectively, for 1999, 1998, 1997, 1996 and 1995 provisions for restructuring charges.

o 1997 results exclude $8m net of tax cumulative effect of accounting change for adoption of EITF 97-13.

o 1997 net earnings exclude $11.7m pre-tax gain relating to sale of equity interest in Datum, a pre-tax charge of $3m to close a small PET container manufacturing facility and $0.3m pre-tax write-down. These transactions were tax-effected at 44.4%. A net after-tax gain of $5m was normalized and deducted from net earnings. A $2.1m deduction representing the ESOP cash contribution made in lieu of ESOP preferred dividend was also deducted from earnings.

o 1996 earnings exclude $3.3m pre-tax loss relating to sale of aerosol business, pre-tax charge of $14.9m relating to sale of metal beverage business and $2.8m relating to employee termination costs. The after-tax effect of the 1996 transactions was a loss of $24.7m was excluded from net earnings.

o Total Equity reflects inclusion of ESOP preferred as equity only when the security is dilutive. For 1996-1999, ESOP securities were dilutive.

U.S. CAN CORPORATION                                                Appendix A
--------------------------------------------------------------------------------
FOOTNOTES TO EQUITY COMPARABLES (CONT'D)

OWENS-ILLINOIS INC.

o    Projections based on Morgan Stanley 4/25/00 research estimates.

o    D&A is included in SG&A and excluded from gross profit.

o Results exclude net extraordinary charges of $0.8m, $14.1m and $104.5m from early extinguishment of debt in 1999, 1998 and 1997, respectively.

o 1999 results exclude $40.8m pre-tax ($23.6m after tax) gain on sale of U.S. glass container plant and a mold manufacturing facility in Colombia and exclude $20.8m ($14.0m after-tax) charge for restructuring costs and write-offs of certain assets in Europe and Latin America.

o 1998 results exclude $250.0m pre-tax ($154.4m after tax) adjustment of reserve for estimated future asbestos-related costs, $72.6m pre-tax ($47.4m after tax) charge for plant closing and restructuring costs at certain international affiliates, $5.7m pre-tax ($3.5m after tax) loss on sale of discontinued operation by equity investee, $0.9m pre-tax ($0.6m after tax) charge for settlement of environmental litigation and reduction of previously established reserves, $18.5m pre-tax ($11.4m after tax) gain on sale of license agreement and $15.1m adjustment of net deferred income tax liabilities as a result of a reduction in Italy's statutory income tax rate.

o 1997 results exclude $16.3m pre-tax ($16.3m after tax) gain on the sale of the Company's remaining 49% interest in Kimble Glass and charges of $14.1m pre-tax ($8.7m after tax) for the estimated cost of guaranteed lease obligations of a previously divested business.

SILGAN HOLDINGS

o    Projections based on Deutsche Bank 2/3/00 research estimates.

o Diluted shares outstanding assume a weighted average strike price of $2.50 for the 527,268 options with exercise prices ranging from $0.56 to $4.43.

o The first quarter of 2000 includes $0.7m of start-up costs relating to a neutral, independent e-commerce joint venture, Packtion, with Morgan Stanley Dean Witter Private Equity and Diamond Technology Partners.

o 1999 EBIT excludes pre-tax charges of $36.1m relating to rationalization charges in conjunction with the Company's decision to close two manufacturing facilities of the metal food containers business.

o    D&A is included in SG&A and excluded from gross profit.

o 1997 EBIT and net income exclude pre-tax charge of $22.5m ($13.5m after tax, assuming 40% tax rate) relating to IPO expenses.

o 1997 earnings reflect deduction of $3.2m preferred dividend payment and are net of $16.4m of post-tax deduction relating to early extinguishment of debt.

o 1996 earnings do not include $2.2m post-tax charge relating to early extinguishment of debt.

U.S. CAN CORPORATION                                                 APPENDIX A
--------------------------------------------------------------------------------
FOOTNOTES TO EQUITY COMPARABLES (CONT'D)

U.S. CAN CORPORATION

o    D&A is included in SG&A and excluded from gross profit.

o Assumes line item "Other Expenses" is goodwill amortization and is included in determining EBIT.

o U.S. Can projections based on Management Projections. Projected depreciation and amortization include $4.5m of annual goodwill amortization from "Amort Def Fin/Goodwill" line item.

o 1999 and LTM results are pro forma for May Verpackungen GmbH & Co., KG acquisition and exclude $1.3m net loss from early extinguishment of debt.

o 1998 results exclude $35.9m pre-tax and $21.5m after tax (assuming a 40% tax rate) for plant closings, implementation of a national lithography strategy, and incremental provision for the anticipated loss on the sale of the Orlando Machine Engineering Center and a reassessment of 1997 special charges. 1998 results also exclude $8.5m net loss on sale of the Company's commercial metal services business.

o 1997 results exclude $63.0m pre-tax and $27.8m after tax (assuming a 40% tax rate) for plant closings and overhead cost reductions associated with the loss of a major aerosol customer ($35.0 pre-tax), the loss on the closure of its Metal Pail operation in North Brunswick, NJ ($13.3m pre-tax) and personnel reductions and the reduction of asset values associated with equipment used in the businesses the Company had exited or was in the process of exiting ($14.7m pre-tax). 1997 results also exclude $1.1m of net income from discontinued operations and $3.2 of net loss on the sale of discontinued businesses.

o 1996 results exclude $0.4m of net income from discontinued operations and $5.3m of net loss from the early extinguishment of debt.

U.S. CAN CORPORATION                                                  APPENDIX B
--------------------------------------------------------------------------------

SELECTED INDUSTRIAL TRANSACTIONS (1)
($ in millions)

                                                                            Value of            Premium %             %         %
Transaction                                                               Transaction  Paid Prior to Announcement   All-Time 52-Week
   Date      Acquiror Name                  Target Name                     ($ mil)    1-Day    1-Week    1-Month     High     High
-----------  -------------                  -----------                   -----------  -----    ------    -------   -------- -------
05/04/00     Danaher Corp                   Kollmorgen Corp                   358.6    42.64%    70.37%    84.93%     63.4%   142.6%
05/04/00     Eastman Chemical Co            McWhorter Technologies Inc        352.8    41.98     38.86     77.08      69.7    107.9
04/12/00     Unilever NV                    Ben & Jerry's Homemade Inc        339.7    81.67    103.98     73.53     124.8    124.8
03/22/00     Investor Group                 US Can Corp                       628.0    34.45     50.94     54.59      78.0     78.0
03/23/00     Bausch & Lomb Inc              Wesley Jessen(Bain Capital)       703.7    42.92     42.20     35.43      88.3     88.9
03/19/00     Thor Industries Inc            Coachmen Industries Inc           280.1    31.51     48.45     59.12      60.0     75.8
03/17/00     Wesley Jessen(Bain Capital)    Ocular Sciences Inc               426.5    10.50      5.26      4.49      51.5     51.7
03/06/00     Hain Food Group Inc            Celestial Seasonings Inc          386.7    15.36     57.52     63.00     115.4    115.4
03/06/00     Elan Corp PLC                  Liposome Co Inc                   721.7    29.70     24.74     (1.42)     54.3     55.3
03/06/00     Comverse Technology Inc        Loronix Information Systems       268.9    39.95     48.21     62.62     140.0    140.0
02/29/00     Veeco Instruments Inc          CVC Inc                           441.9    10.19     19.45     87.97     108.3    108.3
02/17/00     International Paper Co         Shorewood Packaging Corp          878.3    57.01     69.70     59.24     102.4    105.3
02/16/00     Healtheon/WebMD Inc            OnHealth Network Co               274.5    30.11     34.75     86.96      43.6     62.9
02/14/00     ChoicePoint Inc                DBT Online                        408.6    17.16     21.42     (1.50)     52.3     52.3
01/26/00     BroadVision Inc                Interleaf Inc                     777.2    39.97     42.50     55.78      77.9    119.1
01/18/00     Stone Acquisition Corp         Dayton Superior Corp              322.3    47.95     54.29     68.75     115.8    115.8
01/17/00     Parker-Hannifin Corp           Commercial Intertech Corp         465.0    20.30     34.45     64.10      42.0     50.3
01/12/00     Sage Group PLC                 Best Software Inc                 446.3    16.91     30.23     35.92     116.9    116.9
12/28/99     Investor Group                 Jostens Inc                       951.5    37.88     42.25     37.42      65.6     93.1
12/20/99     Conexant Systems Inc           Maker Communications Inc          846.7    34.17     44.17     83.81      89.2     89.2
12/09/99     Investor Group                 Gleason Corp                      320.5    27.78     26.90     30.96      65.7    110.5
12/01/99     Informix Corp                  Ardent Software Inc               909.2    46.67     51.35     80.65     131.1    131.1
12/01/99     King Pharmaceuticals Inc       Medco Research Inc                378.7    27.70     20.62     38.07     107.1    120.4
11/22/99     Weyerhaeuser Co                TJ International Inc              690.3    27.27     32.68     59.24     124.0    126.8
11/18/99     Baxter International Inc       North American Vaccine Inc        495.6    25.21     14.55     (5.54)     22.6     56.7
11/17/99     Kimberly-Clark Corp            Safeskin Corp                     882.1    27.97     44.99     66.57      28.4     50.6
11/09/99     Cisco Systems Inc              Aironet Wireless Communication    678.0    10.92      8.11     92.38      99.7     99.7
11/05/99     Investcorp                     Synthetic Industries Inc          530.7    13.55     16.81     20.00     110.0    110.5
11/04/99     Cementos Portland SA           Giant Cement Holding Inc          277.0    50.76     71.03     37.02     100.4    124.0
10/26/99     Shorewood Packaging Corp       Chesapeake Corp                   862.4    40.97     42.22     29.56      98.2    103.7
10/26/99     Fox Paine & Co LLC             Watkins-Johnson Co                319.0    30.04     29.02     24.62      73.1    117.5
10/25/99     Bamboo.com Inc                 Interactive Pictures Corp         368.5     2.87      1.12     (3.28)     87.7     87.7
10/21/99     Wind River Systems Inc         Integrated Systems Inc            491.2    85.10     74.64     68.00      46.8    109.2
10/14/99     Millennium Pharmaceuticals Inc LeukoSite Inc                     577.3    60.32     91.32     52.65     120.1    120.1
10/11/99     PeopleSoft Inc                 Vantive Corp                      425.6    59.22     67.41     51.79      33.7     97.3
10/10/99     Warnaco Group Inc              Authentic Fitness Corp            605.3    18.43     17.60     24.18      72.0    112.1
10/01/99     Kellogg Co                     Worthington Foods Inc             307.5    66.96    101.05     88.24     112.0    112.0
09/28/99     La-Z-Boy Inc                   LADD Furniture Inc                294.4    18.00     20.23     20.23      32.2    103.4

Note: (1) Selected Industrial deals between $250 million and $1 billion from January 1999 to May 22, 2000.

Source: Securities Data Corp. and FactSet Data Systems.

U.S. CAN CORPORATION                                                  APPENDIX B
--------------------------------------------------------------------------------

SELECTED INDUSTRIAL TRANSACTIONS (CONT'D) (1)
($ in millions)


                                                                           Value of            Premium %             %         %
Transaction                                                               Transaction   Paid Prior Announcement   All-Time  52-Week
   Date      Acquiror Name                 Target Name                      ($ mil)     1-Day   1-Week  1-Month     High     High
-----------  -------------                 -----------                    -----------   -----   ------  -------   --------  -------
09/20/99     Cie de Saint-Gobain SA        Furon Co Inc                      616.0      56.32%  50.00%   60.00%    100.5%    131.6%
08/31/99     Tyco International Ltd        AFC Cable Systems Inc             595.6      24.65   24.21    13.83     108.3     108.3
08/30/99     Guidant Corp                  CardioThoracic Systems Inc        315.9       2.97    0.65    12.23      76.8      97.5
08/27/99     Medtronic Inc                 Xomed Surgical Products Inc       815.6      28.49   38.08    44.53     119.7     119.7
08/24/99     Willis Stein & Partners LP    Aavid Thermal Technologies Inc    264.1      29.11   23.26    28.71      69.4     104.1
08/24/99     Nortel Networks Corp          Periphonics Corp                  398.5      15.76   34.78    35.95      86.6     115.8
08/23/99     Sun Microsystems Inc          Forte Software Inc                545.1      31.03   64.24    61.27      27.3     131.1
08/23/99     Textron Inc                   Omniquip International Inc        474.5      60.00   95.35   152.63      80.0     132.3
08/13/99     Hochtief AG(RWE AG)           Turner Corp                       394.8      13.09    6.02    34.71     102.5     102.5
08/09/99     GE Medical Systems            OEC Medical Systems Inc           500.0       7.06   10.56    42.93     105.7     105.7
08/05/99     Corning Consumer Prod.        Ekco Group Inc                    304.6      55.56   51.35    55.56      50.5      84.8
07/27/99     IBM Corp                      Mylex Corp                        260.5      20.00   17.79   108.70      44.7      95.0
07/27/99     Cooper Tire & Rubber Co       Standard Products Co              800.6      46.00   54.91    35.81      95.1     126.7
07/26/99     Biovail Corp International    Fuisz Technologies Ltd            257.7      23.08   45.46    96.49      22.9      45.5
07/26/99     Shire Pharmaceuticals         Roberts Pharmaceutical Corp       998.8      19.91   28.94    55.73      66.3     112.1
07/13/99     Excite At Home                iMall Inc                         460.3       6.17   18.82    61.29      19.7      83.1
07/12/99     RHI AG                        Global Industrial Technologies    498.2       4.00    6.12     9.47      52.5      86.7
07/12/99     IBM Corp                      Sequent Computer Systems Inc      808.9       7.46   32.11    41.87      53.5     101.4
07/08/99     Abbott Laboratories           Perclose Inc                      670.5      12.50    9.37    22.73     106.5     106.5
07/06/99     Berisford PLC                 Scotsman Industries Inc           710.3       1.15   48.73    57.61     101.1     101.1
06/24/99     Kelso & Co                    Citation Corp                     307.4      18.26   14.29    26.51      72.3      82.9
06/24/99     Carrier Corp(United Tech)     International Comfort Products    495.2       9.30   11.91    33.33      52.2      95.9
06/22/99     Newbridge Networks Corp       Stanford Telecommunications       469.1      29.44   44.85    61.99     108.6     129.4
06/21/99     National Service Industries   Holophane                         434.7      35.98   31.91    35.68     131.9     131.9
06/14/99     Investor Group                Maxxim Medical Inc                386.9      30.82   38.21    71.19      87.4      87.4
06/08/99     Meggitt PLC                   Whittaker Corp                    357.3       3.94    4.43    13.13     107.1     103.9
06/01/99     Intel Corp                    Dialogic Corp                     817.3      31.84   40.80    53.71      73.8     116.7
05/18/99     Investor Group                O'Sullivan Industries Holdings    279.6      (3.60)  (6.29)    7.20      69.4      88.2
05/18/99     AMSTED Industries Inc         Varlen Corp                       784.8      61.93   50.00    68.42     136.4     137.7
05/17/99     S1 Corp                       Edify Corp                        353.5      14.83   20.13   146.48      33.1     114.8
05/17/99     Precision Castparts Corp      Wyman-Gordon Co                   828.8      50.94   56.86    87.14      53.7      94.7
05/13/99     Emerson Electric Co           Daniel Industries Inc             429.2       8.63   19.72    31.78      83.7      98.8
05/06/99     Litton Industries Inc         Avondale Industries Inc           523.8      46.98   46.98    38.60     120.8     120.8
04/29/99     Pentair Inc                   Essef Corp                        352.1      (1.46)   8.40    22.39      65.2      90.7
04/28/99     TI Group PLC                  Walbro Corp                       630.3      62.44  102.53   122.22      52.3     141.6
04/27/99     Eastman Chemical Co           Lawter International Inc          408.6      38.03   61.98    76.58      81.0     105.4
04/22/99     Danaher Corp                  Hach Co                           337.6      77.27   81.59    61.85     137.9     132.9
04/21/99     Healtheon Corp                MedE America Inc                  390.5      36.72   44.49   113.54     136.3     136.3
03/23/99     ServiceMaster Co              American Residential Services     283.8      31.43   70.37    67.27      20.2      49.2
02/03/99     Investor Group                St John Knits Inc                 513.8      42.86   44.14    50.00      55.9      62.8
01/19/99     Dura Automotive Systems       Excel Industries Inc              482.1      25.39   41.01    55.11     102.7     115.7
01/14/99     Investor Group                Winsloew Furniture Inc            274.8      37.62   44.42    35.61     119.8     119.8

                                                                              Median    29.57%  39.83%   54.15%     80.50%   106.11%
                                                                               Mean     30.95   39.36    52.24      81.44    102.95
                                                                                High    85.10  103.98   152.63     139.95    142.64
                                                                                 Low    (3.60)  (6.29)   (5.54)     19.74     45.53

Note: (1) Selected Industrial deals between $250 million and $1 billion from January 1999 to May 22, 2000.

Source: Securities Data Corp. and FactSet Data Systems.

U.S. CAN CORPORATION                                                  APPENDIX C
--------------------------------------------------------------------------------

SELECTED LBO TRANSACTIONS(1)
($ IN MILLIONS)


                                                                                                   PREMIUM % PAID
  DATE       DATE              ACQUIROR                     TARGET                TRANSACTION   PRIOR TO ANNOUNCEMENT       % OF
ANNOUNCED  EFFECTIVE             NAME                        NAME                    VALUE     1 DAY   1 WEEK  4 WEEKS  52-WEEK HIGH
---------  ---------           --------                     ------                -----------  -----   ------  -------  ------------
05/17/00   Pending   Investor Group                 Petco Animal Supplies          $  589.4     49.8%   70.0%   87.2%      119.7%
05/15/00   Pending   GTCR Golder Rauner LLC         Coinmach Laundry Corp             186.0     78.1    78.1    65.2       104.6
05/12/00   Pending   Inhoco 2038 Ltd                Allied Textile Co. PLC            150.8     45.1    49.7    49.7       102.2
05/10/00   Pending   Farborough Ltd                 Hogg Robinson PLC                 355.0     17.5    17.5    21.3        95.0
04/24/00   Pending   Investor Group                 MPW Industrial Services           122.4     48.8    60.0    16.4        72.7
04/14/00   Pending   Chartwell Investments II LLC   PlayCore Inc                      106.0     49.6    44.3    29.3       117.4
04/12/00   Pending   Investor Group                 Res-Care Inc                      389.7     32.6    24.8    11.5        64.3
04/10/00   Pending   Industri Kapital AB            Perstorp AB                     1,047.4     32.1    40.0    59.1       126.3
03/31/00   Pending   Leonard Green & Partners LP    Veterinary Centers of America     372.1     12.2     9.6    36.4        98.4
03/23/00   Pending   Investor Group                 US Can Corp                       288.6      6.0    37.7    61.5        82.0
03/06/00   Pending   VS&A Partners                  Data Transmission Network         467.1     16.0    16.6    52.6        85.5
02/28/00   Pending   Investor Group                 Neff Corp                         190.5      9.9    34.6    25.2        48.9
02/24/00   Pending   Investor Group                 Westaff Inc                       159.2     21.2    29.0    35.6       101.9
03/24/00   Pending   Investor Group                 WestPoint Stevens Inc           2,562.2     31.3    33.8    32.3        59.3
02/14/00   Pending   Europe Auto Distribution Ltd   Finelist Group plc                253.4     42.2    16.0    49.4        95.7
02/11/00   Pending   Wengen Acquisition plc         Wassall plc                     1,007.9     42.6    53.3    47.1       110.8
02/10/00   Pending   Capricorn Investors LP         TCBY Enterprises Inc              139.1     68.4    57.4    60.0        80.7
01/31/00   Pending   Investor Group                 Jason Inc                         237.5     57.9    48.8    73.9       102.3
01/18/00   Pending   Stone Acquisition Corp         Dayton Superior Corp              322.3     47.9    54.3    68.8       115.9
12/31/99   02/23/00  Financiere d'Olmes             Michel Thierry SA                 162.2      6.5    15.4    25.0       100.0
12/28/99   Pending   Investor Group                 Jostens Inc                       951.5     37.9    42.3    37.4        93.2
12/21/99   Pending   Investor Group                 Micro Warehouse Inc               679.9     24.6    51.2    47.6        41.9
12/17/99   Pending   Finalrealm                     United Biscuits(Holdings)PLC    2,023.6     41.0    48.0    32.8       101.9
12/14/99   03/14/00  Investor Group                 Transportation Technologies       221.3     38.7    57.1    57.1       108.9
12/09/99   03/29/00  Investor Group                 Gleason Corp                      320.5     27.8    26.9    31.0        99.6
12/03/99   01/24/00  Sonarsend PLC(Sandsenor Ltd)   Sanderson Group PLC               183.2     18.1    20.3    22.2        94.3
11/23/99   11/23/99  TFB Fenster-Beteiligungs GmbH  Weru AG(Caradon PLC)              126.5     23.8    25.6    40.5        69.7
11/22/99   02/02/00  GR Acquisition Corp            Garden Ridge Corp                 144.4     58.6    65.8    70.4       100.5
11/22/99   12/22/99  HLF Insurance Holdings Ltd     Lambert Fenchurch Group PLC       212.2     66.7    81.3    82.4       112.8
11/17/99   03/24/00  Edlaw PLC(Troyess PLC)         Wardle Storeys PLC                184.2     38.0    38.7    40.0       106.9
11/10/99   Pending   Investor Group                 Avado Brands Inc                  182.0     75.8    38.1    56.3        47.1
11/08/99   Pending   Nordkem AS                     Dyno ASA                          656.0     30.4    44.6    39.2       110.2
10/22/99   Pending   Investor Group                 InterDent Inc                     198.7     19.7    15.2    22.6       105.6
10/06/99   12/15/99  Stormgrange Ltd                Norcros PLC                       283.2     60.9    70.2    74.6       107.3
09/15/99   11/03/99  Kohlberg Kravis Roberts & Co   Alliance Imaging Inc              821.6    129.2   142.4   140.4       177.4
09/08/99   12/24/99  Edgemead Ltd(Hesmond Ltd)      Clondalkin Group PLC              407.8     48.1    57.1    43.3       100.3

Note: (1) Represents selected Leveraged Buyout transactions greater than $100 million since 12/1/1994.

Source: Securities Data Corp. and FactSet Data Systems.

U.S. CAN CORPORATION                                                  APPENDIX C
--------------------------------------------------------------------------------

SELECTED LBO TRANSACTIONS (CONT'D) (1)
($ in millions)

                                                                                                   PREMIUM % PAID
                                                                                                PRIOR TO ANNOUNCEMENT
  DATE       DATE            ACQUIROR                         TARGET               TRANSACTION  ----------------------     % OF
ANNOUNCED  EFFECTIVE           NAME                            NAME                   VALUE     1 DAY  1 WEEK  4 WEEKS  52-WEEK HIGH
---------  ---------         --------                         ------               -----------  -----  ------  -------  ------------
09/01/99   Pending    Investor Group                GP Strategies Corp              $  149.7    66.4%   66.4%   84.1%      68.4%
08/25/99   10/14/99   Perdix Investments Ltd        Wyko Group PLC                     146.4    59.3    64.3    39.5      106.2
08/10/99   10/18/99   Eldon Thule Intressenter AB   Eldon AB                           231.4    24.1    25.0    29.5      120.8
07/22/99   03/10/00   Investor Group                White Cap Industries Inc           185.4    49.2    45.1    55.3       86.8
07/16/99   09/29/99   Carat Secre PLC               CrestaCare PLC                     110.4    42.3    42.3    37.0      104.2
07/12/99   12/17/99   HIG Capital LLC               Happy Kids Inc                     119.6     9.5    28.7   (18.6)      79.3
06/29/99   09/17/99   Denitz Media Ltd              Adscene Group PLC                  119.6    63.9    70.2    75.3      108.9
06/14/99   11/12/99   Investor Group                Maxxim Medical Inc                 387.7    30.8    38.2    62.5       87.2
05/27/99   09/01/99   Carlyle Group LP              Empi Inc                           165.3    27.3    27.7    16.8       98.4
05/25/99   Pending    Investor Group                TNP Enterprises Inc              1,023.5    25.9    33.6    37.5      126.1
05/21/99   08/20/99   G2 Estates Ltd(Van Buren)     Greycoat PLC                       453.7    94.8    94.8   102.3      103.0
05/18/99   11/30/99   Investor Group                O'Sullivan Industries Holdings     267.7    (3.6)   (6.3)    7.2      102.1
05/14/99   07/28/99   Investor Group                Hillsdown Holdings PLC             863.2    69.9    81.5    92.2      125.0
05/05/99   08/17/99   CROSS Holding                 KTM Sportmotorcycle AG(KTM)        100.1     5.6    12.0    20.9       81.1
04/30/99   07/13/99   Dotterel Ltd                  Cala PLC                           152.0    86.0    89.6   107.3      108.4
04/27/99   06/21/99   Procuritas AB                 BPA AB                             228.9    25.0    22.4    34.5      117.6
04/14/99   10/17/99   Aptco LLC                     Berkshire Realty Co Inc          1,122.8    25.6    29.8    27.3       98.8
04/05/99   11/22/99   Investor Group                Sunstone Hotel Investors Inc       875.4    41.9    43.1    40.7       57.3
04/01/99   Pending    Acertec Ltd(Acertec Invest)   Hall Engineering (Holdings)        146.2    58.9   119.4   112.5       66.1
03/22/99   05/07/99   Canterbury Healthcare Ltd     Westminster Health Care            336.2    68.1    63.7    63.7       76.2
03/03/99   06/16/99   Harrock PLC                   Wainhomes PLC                      142.5    21.7    21.2    19.1      101.1
03/03/99   07/07/99   Welsh Carson Anderson & Stowe Concentra Managed Care Inc       1,164.3    41.9    56.2    58.1       48.7
02/08/99   03/08/99   Suber Acquisition Ltd         Rebus Group PLC                    274.7    32.4    45.0    63.2      114.1
02/03/99   07/07/99   Investor Group                St John Knits Inc                  513.8    42.9    44.1    50.0       61.5
01/20/99   Pending    Investor Group                Integrated Circuit Systems Inc     269.1    14.9    14.9    33.3       49.6
01/14/99   03/22/99   Investor Group                Winsloew Furniture Inc             274.8    37.6    44.4    35.6      119.8
01/08/99   03/11/99   Thistlehaven PLC              Hozelock Group PLC                 139.8    44.9    51.2    65.5       94.2
12/21/98   03/05/99   Rhesus Ltd                    Ushers of Trowbridge Group PLC     186.5    14.9    14.3    18.5       85.8
08/06/98   09/18/98   New Sutton PLC                Concentric PLC                     142.9    48.8    48.8    37.3      102.2
07/22/98   09/25/98   Trinity Acquisition PLC       Willis Corroon Group PLC         1,397.3    12.0    49.3    30.7      111.1
07/07/98   09/21/98   Investor Group                Republic Engineered Steels         417.8    56.8    68.1    45.0      164.8
06/19/98   Pending    Investor Group                XTRA Corp                          966.5    41.1    29.5    17.1       98.5
05/29/98   10/20/98   Innovative Communication Co   Emerging Communications Inc        112.3    46.4    42.6    54.7      115.2

Note: (1) Represents selected Leveraged Buyout transactions greater than $100 million since 12/1/1994.

Source: Securities Data Corp. and FactSet Data Systems.

U.S. CAN CORPORATION                                                  APPENDIX C
--------------------------------------------------------------------------------

SELECTED LBO TRANSACTIONS (CONT'D) (1)
($ in millions)

                                                                                                    PREMIUM % PAID
                                                                                                 PRIOR TO ANNOUNCEMENT
   DATE     DATE             ACQUIROR                         TARGET               TRANSACTION   ----------------------   % OF
ANNOUNCED EFFECTIVE            NAME                            NAME                    VALUE     1 DAY  1 WEEK  4 WEEKS 52-WEEK HIGH
--------- ---------          ---------                        ------               -----------   -----  ------  ------- ------------
05/14/98  09/16/98  Stoneworth Investment Ltd      Fitzwilton PLC                   $  192.5     37.0%  33.3%    33.3%      91.8%
05/12/98  08/15/98  Soda Ash Investments PLC       Brunner Mond Holdings PLC           236.2     23.8   32.4     45.0      102.2
04/21/98  08/25/98  Investor Group                 PCA International Inc               232.5     23.3   17.8     20.5      101.0
03/24/98  08/17/98  DLJ Merchant Bkg Partners II   Insilco Corp                        425.3      4.7   11.1     12.9      104.7
03/16/98  10/30/98  FPK LLC                        Norwood Promotional Products        107.8     19.1   19.1     23.6      101.0
03/13/98  07/31/98  Investor Group                 MedCath Inc                         227.8     15.2   10.9     34.5       94.5
03/01/98  Pending   Pamodzi Investment Holdings    FoodCorp Ltd                        365.8     15.8   15.8     39.8       91.7
02/17/98  08/17/98  HB Acquisition Corp            Bell Sports Corp                    165.7     13.9   13.1      8.6       94.0
02/11/98  06/10/98  Sombrero Acquisition Corp      MTL Inc                             250.1     37.9   38.5     56.1      136.1
12/22/97  01/13/98  Fenchurch Place PLC            Betterware PLC                      194.6     25.0   22.2     25.0       97.9
12/22/97  05/21/98  Investor Group                 Dynatech Corp                       762.9     29.9   37.2     29.9       87.6
12/15/97  01/23/98  Newmall PLC                    Wellman PLC                         119.3     23.5   25.0     35.1      125.0
10/17/97  02/27/98  Investor Group                 ATC Group Services Inc              150.0      0.0   (8.1)    10.3       91.9
09/05/97  Pending   Investor Group                 DavCo Restaurants Inc               133.6     49.5   49.5     53.8      144.1
08/11/97  12/19/97  Confetti Acquisition Inc       Amscan Holdings Inc                 334.9     36.1   37.5     46.7      115.8
08/07/97  01/21/98  Investor Group                 Fisher Scientific Intl Inc          950.6     (5.2)  (0.4)     5.5      101.6
07/10/97  11/18/97  Investor Group                 Kinetic Concepts Inc                776.7      6.9    7.7      9.2      105.2
06/27/97  07/22/97  Erycinus                       CE Heath PLC                        156.9     63.4   63.4     58.9      108.7
01/23/97  03/12/97  Steel Casting Investments PLC  William Cook PLC                    129.5     76.7   76.3     78.2      111.8
11/12/96  06/12/97  Investor Group                 Leslie's Poolmart                   112.8     26.1   31.8     31.8       74.4
08/02/96  10/03/96  Investor Group                 Toronto Sun Publishing(Rogers)      293.9     (0.6)  (0.9)    (0.9)      92.8
06/11/96  07/23/96  Forstmann Little & Co          Community Health Systems Inc      1,080.0     20.2   19.9     18.9      117.9
06/06/96  10/01/96  Investor Group                 AT&T Capital Corp(AT&T Corp)      2,128.6     37.4   38.5     42.3      102.3
04/25/96  10/01/96  Investor Group                 Sterling Chemicals Inc              798.4     29.7   47.7     47.7       92.3
12/19/95  02/21/96  Maine Investments              Skellerup Group Ltd                 254.2     18.4   17.8     21.9      104.7
05/09/95  03/27/96  RIC Holdings Inc               Riverwood International Corp      2,436.2      1.8    0.6     17.4      104.9
03/30/95  04/21/95  Commerz Asset Management(UK)   Jupiter Tyndall Group PLC           272.3      6.3    9.1     13.8      104.5
12/01/94  03/02/95  Chiefco                        Vivat Holdings PLC                  103.3     71.1   66.7     62.5      151.2

                                                   MEAN                             $  446.2     35.9%  39.9%    43.1%      99.0%
                                                   MEDIAN                              250.1     32.4   38.2     39.2      101.6
                                                   HIGH                              2,562.2    129.2  142.4    140.4      177.4
                                                   LOW                                 100.1     (5.2)  (8.1)   (18.6)      41.9


Note: (1) Represents selected Leveraged Buyout transactions greater than $100 million since 12/1/1994.

Source: Securities Data Corp. and FactSet Data Systems.

U.S. CAN CORPORATION                                                  APPENDIX D
--------------------------------------------------------------------------------

WEIGHTED AVERAGE COST OF CAPITAL ANALYSIS
($ IN MILLIONS, EXCEPT PER SHARE)

                                                                                    NET DEBT/
                                                           LEVERED    UNLEVERED     MKT. CAP.    NET      MARKET EQUITY
TICKER                                  COMPANY            BETA(a)     BETA(b)        RATIO     DEBT(c)       VALUE
------                                  -------            -------    ---------     ---------   -------   -------------
BLL                             Ball                         0.95        0.51         58.3%     $ 1,285     $   919
BY                              BWAY                         0.70        0.28         70.2%       157.1     $    67
CCK                             Crown Cork & Seal            1.00        0.41         69.8%     5,059.0     $ 2,194
OI                              Owens-Illinois               1.15        0.42         73.4%     5,820.8     $ 2,105
SLGN                            Silgan                       0.40        0.02         96.7%     4,944.2     $   169
CAN                             American National Can          NA          NA         52.4%     1,092.3         994(i)
GPK                             ACX Tech.                      NA          NA         89.2%         824          99
CSAR                            Caraustar                    0.75        0.47         48.7%         407         428
GCR                             Gaylord                      1.35        0.36         81.4%         966         221
IP                              International Paper          0.85        0.66         31.2%       7,375      16,252
RKT                             Rock-Tenn                    0.60        0.30         61.2%         526         333
SSCC                            Smurfit-Stone                0.95        0.48         60.9%       4,861       3,122
SON                             Sonoco                       0.95        0.76         28.2%         865       2,201
TIN                             Temple-Inland                0.90        0.68         34.3%       1,360       2,605
AEPI                            AEP Industries               0.70        0.28         71.0%         303         124
ATR                             AptarGroup                   1.15        0.99         20.5%         252         975
BMS                             Bemis                        0.95        0.84         17.2%         380       1,835
SEE                             Sealed Air                   1.00        0.93         11.4%         825       6,393
PTV                             Pactiv                         NA          NA         52.5%       1,669       1,510
IXX                             Ivex                           NA          NA         69.6%         464         203

                                MEDIAN                       0.95        0.48         59.6%     $   915     $   984
                                MEAN                         0.90        0.53         54.9%       1,972       2,137

USC                             U.S. Can                     0.55        0.31         55.7%         350         278(i)

Assumptions
Marginal Tax Rate               38.0%
Risk Free Rate of Return(d)     6.52%
Equity Risk Premium(e)          8.00%
Size premium (j)                2.60%

                  PRE-TAX/AFTER-TAX COST OF DEBT
---------------------------------------------------------------------
10.00%    10.50%    11.00%     11.50%    12.00%     12.50%     13.00%
 6.20%     6.51%     6.82%      7.13%     7.44%      7.75%      8.06%

DEBT/         DEBT/       UNLEVERED   LEVERING    LEVERED     COST OF
 CAP.        EQUITY         BETA      FACTOR(f)     BETA      EQUITY(g)
-----        ------       ---------   ---------   -------     ---------
20.0%         25.0%         0.53        1.16        0.61       14.0%
30.0%         42.9%         0.53        1.27        0.67       14.4%
40.0%         66.7%         0.53        1.41        0.74       15.1%
50.0%        100.0%         0.53        1.62        0.85       15.9%
60.0%        150.0%         0.53        1.93        1.02       17.2%

               WEIGHTED AVERAGE COST OF CAPITAL(H)
-----------------------------------------------------------------
12.4%     12.5%     12.5%     12.6%     12.7%     12.7%     12.8%
12.0%     12.1%     12.2%     12.3%     12.3%     12.4%     12.5%
11.5%     11.6%     11.8%     11.9%     12.0%     12.1%     12.3%
11.1%     11.2%     11.4%     11.5%     11.7%     11.8%     12.0%
10.6%     10.8%     11.0%     11.2%     11.4%     11.5%     11.7%

(a) Levered beta as reported in ValueLine.

(b) Unlevered Beta = Levered Beta/[1+(1-Tax Rate)(Debt/Equity)]

(c) Net debt includes Short-Term Debt + Long-Term Debt - Cash.

(d) Risk Free Rate is 5-Year Treasury Bond Yield as of May 31, 2000.

(e) Represents the long-horizon expected equity risk premium based on simple differences of historical geometric mean returns from 1926-1996 (SBBI 1999 Yearbook).

(f) Levering Factor = [1 + (1-Tax Rate)(Debt/Equity)]

(g) Cost of Equity = (Risk Free Rate of Return)+(Levered Beta)(Equity Risk Premium)

(h) Weighted Average Cost of Capital = (After-Tax Cost of Debt)(Debt/Cap.)+(Cost of Equity)(Equity/Cap.)

(i) Based on offer price.

(j) Source: SBBI 1999 Yearbook.

U.S. CAN CORPORATION                                                  APPENDIX E
--------------------------------------------------------------------------------

SUMMARY OF ASSUMPTIONS


ASSUMPTIONS

Price Paid Per Share to Common Owners:                          $ 20.00
Pre-Recap FD Common Shares Outstanding:                           13.91
                                                                -------
  Cost to Purchase 100% of the Common:                          $ 278.1
  % of Common Shares Rolled                                         3.0%
  Cost to Purchase Common Shares:                               $ 269.8
  Market Value of Rolled Equity                                     8.3
  New Equity Contributed                                          159.1
                                                                -------
  Total Equity Post-Recap                                       $ 167.4
  Percentage Ownership of Rolled-over Equity (2)                    5.0%
  Percentage Ownership of New Equity (2)                           95.0%
Goodwill (Relative to Common Stock):                            $   0.0
Implied Total Value (including closing costs)                   $ 661.4
                                                                -------

T.V. MULTIPLES                                      LTM PF         2000
                                                    ------         ----
  EBIT                                                 8.9         11.0
  EBITDA                                               6.0          5.4


CLOSING CASH FLOW

Closing Costs (1)                         $ 39.7
Company debt as of 12/31/99                359.3
Retire In Money Options                       --
Existing Equity Rolled                       8.3
Common Stock Purchased                     269.8
                                          ------
   TOTAL USES                             $677.1

Excess Cash                               $ 10.0
Senior Debt and Assumed Debt               349.7
Subordinated Debt                          150.0
Existing Equity Rolled                       8.3
New Equity                                 159.1
                                          ------
   TOTAL SOURCES                          $677.1

Closing Costs % of Equity Value:            14.3%
Cash Req'd for Continuing Operations:        5.7



CAPITALIZATION                  Pre-Recap  Post-Recap    % Total
                                ---------  ----------    -------
Preexisting Debt                    N/A     $ 31.5        4.7%
Tranche A Term Loan/Revolver        N/A      168.2       25.2%
Tranche B Term Loan                 N/A      150.0       22.5%
                                 ------     ------      -----
Total Senior Debt                 122.7      349.7       52.4%
Subordinated Debt                 236.6      150.0       22.5%
                                 ------     ------      -----
    Total Debt                    359.3      499.7       74.9%

Stockholders Equity                70.3      167.4       25.1%
                                 ------     ------      -----
Total Capitalization             $429.6     $667.1      100.0%

DEBT
CAPACITY

                              PF LTM          2000
                              ------          ----
Senior Debt/EBITDA              3.2             2.5
Sub. Debt/EBITDA                1.4             1.2
Total Debt/EBITDA               4.6             3.8


                                                            Historical
                                                     ----------------------
                                                     1997     1998     1999     2000     2001     2002     2003     2004
                                                     ----     ----     ----     ----     ----     ----     ----     ----
Sales Growth                                                  -6.0%     0.5%    21.1%     1.8%     1.8%     1.6%     1.6%
COGS as a % of Sales                                 88.1%    87.0%    85.6%    84.6%    84.4%    84.1%    84.1%    84.1%
Gross Profit as a % of Sales                         11.9%    13.0%    14.4%    15.4%    15.6%    15.9%    15.9%    15.9%
SG&A (excluding D&A) as a % of Sales                  4.4%     4.6%     4.7%     5.2%     5.1%     5.0%     4.9%     4.9%
Operating Income as a % of Sales                      7.3%     8.1%     9.4%     7.0%     9.6%     9.9%    10.1%    10.1%
Depreciation and Amortization (000's)                34.7     30.3     28.8     34.5     36.6     38.9     40.3     40.6
Amortization of Intangibles (000's)                   2.0      1.8      1.7      4.5      4.5      4.5      4.5      4.5
Add'l LBO Related Goodwill (000's)                                                 0        0        0        0        0
Closing Cost Amortization (000's)                                               23.3      4.1      4.1      4.1      4.1
Sale of Assets                                                                  12.1      0.0      0.0      0.0      0.0
Capital Expenditures (000's)                         54.0     22.8     30.5     42.0     40.0     40.0     40.0     40.0
Cash Required for Restructuring                                         6.9     10.7      3.5      0.0      0.0      0.0
Intangibles and Acquisitions (000's)                  0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0
Days Receivables                                     35.3     34.9     39.2     39.0     39.4     39.4     40.5     41.6
Inventory Turns                                       6.1      6.0      5.8      6.6      6.8      6.6      6.6      6.6
Other Current Assets as a % of Sales                  5.3%     5.6%     5.2%     3.8%     3.4%     3.4%     3.3%     3.3%
Other Assets as a % of Sales                          2.5%     2.8%     2.9%     2.3%     2.1%     1.8%     1.7%     1.6%
Days Payable                                         31.6     32.3     46.1     50.3     49.0     49.0     49.1     49.1
Accrued Liabilities as a % of Sales                   6.6%     7.4%     7.6%     6.2%     6.2%     6.2%     6.2%     6.2%
Deferred Income Taxes as a % of Sales                 2.4%     1.7%     1.1%     1.2%     1.2%     1.2%     1.2%     1.2%
Other Liabilities as a % of Sales                     4.3%     4.6%     5.0%     4.6%     4.8%     4.9%     5.0%     4.9%
Effective Cash Tax Rate                                                         17.7%    30.0%    30.0%    30.0%    30.0%
Coupon on Preferred Stock                                                        0.0%     0.0%     0.0%     0.0%     0.0%
Preferred Dividends                                                                0        0        0        0        0
Interest Rate on Cash Balance                                                    4.5%     4.5%     4.5%     4.5%     4.5%
Interest Rate on Preexisting Debt                                                5.9%     5.9%     5.9%     5.9%     5.9%
Commitment Fee on Unused Revolver                                                0.5%     0.5%     0.5%     0.5%     0.5%
Interest Rate on Tranche A Term Loan and Revolver                               9.86%    9.86%    9.86%    9.86%    9.86%
Interest Rate on Tranche B Term Loan                                           10.36%   10.36%   10.36%   10.36%   10.36%
Interest Rate on Subordinated Debt                                     13.5%    13.5%    13.5%    13.5%    13.5%    13.5%
LBO Sub Debt Repayment Schedule (000's)                                   0        0        0        0        0        0
% of Equity Given to Sub Debt Holder in Warrants                        0.0%
% of Equity Given to Management in Options                             11.0%
Transaction Costs                                                               19.2
Bond Tender Premium                                                             20.5


(1) Based on Pac Packaging Proposal and includes $20.5 million of transaction costs and $19.2 million bond tender premium.

(2) Fully diluted ownership calculated at assumed transaction close at 1/1/00. Partner ownership calculated using conversion price of $20.00 per share.

(3) Assumes LIBOR + 300 for revolver and Term A. Assumes LIBOR + 350 for Term B.


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